UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Five9, Inc.
(Name of Registrant as Specified In Its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FIVE9, INC.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583

Dear Stockholder:
I am pleased to invite you to attend Five9, Inc.’s 2023 Annual Meeting of Stockholders, to be held on May 16, 2023 (the “Annual Meeting”). The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2023. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/FIVN2023. Only stockholders who held stock at the close of business on the record date, March 20, 2023, may vote at the Annual Meeting, including any adjournment or postponement thereof.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.
We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.
Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet according to the instructions on your proxy card or in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@five9.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.
On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Michael Burkland
Chairman of the Board and Chief Executive Officer

San Ramon, California
April 5, 2023
YOUR VOTE IS EXTREMELY IMPORTANT
Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@five9.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

FIVE9, INC.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 16, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Five9, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 16, 2023 at 8:30 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2023 for the following purposes:
1.To elect the two (2) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2026 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified.
2.To hold a non-binding, advisory vote on named executive officer compensation.
3.To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
4.To transact any other business properly brought before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement.
The record date for the 2023 Annual Meeting is March 20, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The Company’s list of stockholders as of March 20, 2023 will be available for inspection for 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at ir@five9.com. In addition, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

By Order of the Board of Directors

Kimberly Lytikainen
Chief Legal Officer, Chief Compliance Officer & Secretary

San Ramon, California
April 5, 2023
Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@five9.com. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2023.
The Proxy Statement and Annual Report to Stockholders are available at http://investors.five9.com and www.proxyvote.com.

FIVE9, INC.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2023
On May 16, 2023 at 8:30 a.m., Pacific Daylight Time
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Five9, Inc. (sometimes referred to as “we,” the “Company” or “Five9”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@five9.com, and complete, sign and return the proxy card in the envelope provided.
The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 5, 2023. Additionally, the Company intends to post its Annual Report to Stockholders, this Proxy Statement and accompanying proxy card on the Internet at http://investors.five9.com on or about April 5, 2023. We will mail printed copies of the proxy materials to stockholders who request them.
The Company’s principal executive office is located at 3001 Bishop Drive, Suite 350, San Ramon, CA 94583 and its telephone number is (925) 201-2000.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?
We are acting under a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

How do I participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast.
To participate in the virtual meeting, please follow the instructions posted at www.proxyvote.com. You may begin to log into the meeting platform beginning at 8:15 a.m. Pacific Daylight Time on May 16, 2023. The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time on May 16, 2023.
If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, then beginning on April 5, 2023 and until 11:59 p.m. on May 15, 2023, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FIVN2023, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Five9 and the matters properly before the Annual Meeting and, therefore, questions on such matters will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at http://investors.five9.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.
If you encounter any technical difficulties with the virtual meeting platform on the date of the meeting, please call the technical support number that will be posted on the platform. Technical support will be available starting at 8:15 a.m. Pacific Daylight Time on May 16, 2023 and will remain available until five minutes after the Annual Meeting has finished.

Who can vote at the Annual Meeting?
You will be entitled to vote at the Annual Meeting if you owned the Company’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on March 20, 2023 (the “Record Date”). On the Record Date, there were 71,539,937 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote at the Annual Meeting for each share of Common Stock held by them as of March 20, 2023.
Stockholder of Record: Shares Registered in Your Name
If on March 20, 2023 your shares were registered directly in your name with Five9’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 20, 2023 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions by telephone or the Internet as well as in writing. You are also welcome to attend the virtual Annual Meeting and to vote online. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other organization.

What am I voting on?
There are three matters scheduled for a vote:
•Proposal No. 1. Election of the two (2) members of the Board of Directors identified in Proposal No. 1 to serve as Class III directors until the Company’s 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
•Proposal No. 2. Advisory vote on named executive officer compensation. We are holding a non-binding, advisory vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. This vote is non-binding and advisory in nature, but the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
•Proposal No. 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the two named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.
•To vote using the proxy card, request a proxy card from us by email at ir@five9.com, and complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote on the Internet, please follow the instructions provided on your proxy card or the Notice.
•To vote by telephone, please follow the instructions provided on your proxy card or the Notice.
•To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/FIVN2023.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
See “Who can vote at the Annual Meeting? — Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 20, 2023.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:
•“For all” with respect to the election of the two nominees for director,
•“For” the approval of, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement, and
•“For” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
Five9 will pay for the entire cost of soliciting proxies. In addition to Five9 mailing these proxy materials, the Notice and the annual report (as applicable), Five9’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Five9 has engaged Alliance Advisors to serve as its proxy solicitor for the Annual Meeting at a base fee of $10,000 plus reimbursement of reasonable expenses. Alliance Advisors will perform solicitation services to secure votes from our stockholders, including institutional investors and retail owners. Five9 may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Notices), your shares are registered in more than one name or are registered in different accounts. Please follow each of the separate proxy voting instructions that you receive for your shares of Common Stock held in each of your different accounts.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may vote again on a later date over the Internet or by telephone as set forth on the Notice.
•You may send a written notice that you are revoking your proxy to the Secretary of the Company at Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583.
•You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/FIVN2023. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.
If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:
• You may submit new voting instructions to your broker, trustee or nominee.
• If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by telephone or the Internet according to the instructions on your proxy card attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/FIVN2023.

How are votes counted?
Votes will be counted by the inspector of elections appointed for the meeting as follows:
Proposal No. 1. The inspector of elections will count “For” votes. Withhold, abstentions and broker non-votes will not affect the outcome of Proposal No. 1.
Proposal No.2. The inspector of elections will count “For” and “Against” votes. Abstentions and broker non-votes will not affect the outcome of Proposal No. 2 as they are not considered to be votes cast affirmatively or negatively on such matter.
Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Abstentions will not affect the outcome of Proposal No. 3 as they are not considered to be votes cast affirmatively or negatively on such matter. Brokers have discretionary voting authority to vote on Proposal No. 3 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal 3.
See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?
If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given.

While broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.

How many votes are needed to approve each proposal?
Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast “For” a director nominee at the Annual Meeting. The nominees for director receiving the highest number of affirmative “For” votes will be elected. Stockholders may not cumulate votes in the election of directors.
Proposal No. 2. Approval of, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
Proposal No. 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

What are the Board’s voting recommendations?
• Proposal No. 1. “For all” with respect to the nominees to the Board of Directors.
•Proposal No. 2. “For” the approval of, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
•Proposal No. 3. “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, in person, by means of remote communication or by proxy. On the Record Date, there were 71,539,937 shares of Common Stock outstanding and entitled to vote. Thus, 35,769,969 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our proxy statement for the 2024 annual meeting of stockholders?
To be included in our proxy statement for the 2024 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 7, 2023.

In addition to satisfying the requirements under our amended and restated bylaws (the “Bylaws”), stockholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than March 17, 2024. However, if the date of the 2024 annual meeting is changed by more than 30 calendar days from the anniversary date of the 2023 annual meeting of stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made by us.

How can stockholders submit proposals to be raised at the 2024 annual meeting of stockholders that will not be included in our proxy statement for the 2024 annual meeting of stockholders?
To be raised at the 2024 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. Under our Bylaws, a stockholder must give advance written notice to our Secretary of any business, including nominations of directors for our Board, which the stockholder wishes to raise at the 2024 annual meeting of stockholders. Except as provided below, a stockholder’s notice must be delivered to our Secretary at our principal executive offices no earlier than January 17, 2024 and no later than February 16, 2024, in order to be raised at our 2024 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Governance Committee.”

What if the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the 2024 annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the anniversary of the Annual Meeting, for stockholder proposals that will not be included in our proxy statement for such meeting, notice of such proposal must be delivered no earlier than the close of business on the one hundred twentieth (120) day prior to the 2024 annual meeting, nor later than the close of business on the later of (A) the ninetieth (90) day prior to the 2024 annual meeting or (B) the tenth (10) day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.

Does a stockholder proposal require specific information?
To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information required by our Bylaws regarding both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information required by our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL No. 1
ELECTION OF DIRECTORS

The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified Board of Directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Five9 currently has authorized nine directors. Ms. Alexy, a current Class III director, will serve the remainder of her term, which will end with the Annual Meeting. At the Annual Meeting, the authorized number of directors will be reduced to eight directors and the authorized number of Class III directors will be reduced to two directors. Class III directors are standing for election at the Annual Meeting. Class III currently consists of three directors, as set forth above, two of which will be elected at the Annual Meeting to serve until the 2026 annual meeting of stockholders of Five9 or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of April 5, 2023, the date of this Proxy Statement, their positions and offices held with Five9 and certain biographical information are set forth below.
The proxy holders intend to vote all proxies received by them "FOR" the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The two Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Five9. Proxies cannot be voted for more than two individuals. For further information about how votes will be counted, please refer to “How many votes are needed to approve each proposal.” in the Questions and Answers about this Proxy Material and Voting section above.
The following table sets forth, for the Class III nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and positions held with Five9 as of April 5, 2023, the date of this Proxy Statement.

Name	Age	Positions Held with the Company
Class III Director Nominee:
Michael Burkland	60	Director, Chief Executive Officer
Robert Zollars	65	Director
Other Continuing Directors:
Class I Directors whose terms expire at the 2024 annual meeting of stockholders
Michael Burdiek	63	Director
David DeWalt	58	Director
Julie Iskow	61	Director
Class II Directors whose terms expire at the 2025 annual meeting of stockholders
Jack Acosta	75	Director
Susan Barsamian	63	Director
David Welsh	55	Director, Lead Independent Director

Information Regarding the Nominees
Michael Burkland, age 60, has been a member of our Board of Directors since January 2008 and has served as Chairman or Executive Chairman of the Board of Directors since February 2014. Mr. Burkland has served as our Chief Executive Officer from January 2008 to December 2017, and again since November 2022. He was also our President from January 2012 to December 2017. From 2002 to 2007, Mr. Burkland worked with the Interim CEO Network, serving as an interim CEO for venture-backed technology companies, as well as heading up the firm’s strategic advisory practice. From 2000 to 2001, Mr. Burkland served as Chief Executive Officer of Omniva Policy Systems Inc., a pioneer in enterprise policy management and e-mail security, where he built and implemented the company’s initial go-to-market strategy for the enterprise market. From 1994 to 1998, Mr. Burkland served as Chief Executive Officer of Eventus Software, Inc., a leading developer of web content management software, which was acquired by Segue Software, Inc. in 1998. Earlier in his career, he held various positions at Oracle Corporation, Patrol Software and BMC Software, Inc. Mr. Burkland holds M.B.A. and B.A. degrees from the University of California, Berkeley. Mr. Burkland is the brother of Daniel Burkland, the President of the Company.
Mr. Burkland served on the board of directors of Vocera Communications, Inc. from 2016 to 2022 when the company was sold to Stryker.
Mr. Burkland shall continue to serve on our Board of Directors because of his perspective and experience as our Chief Executive Officer, and Chairman and board member and his extensive experience as a chief executive officer and board member of companies in the technology industry.
Robert Zollars, age 65, has served as a member of our Board of Directors since December 2013. Mr. Zollars served as Chairman and CEO of Vocera Communications, Inc. from 2007 to 2013, then executive chairman until May 2014 and as Vocera’s chairman until June 2015. Mr. Zollars served on the board of directors of Change Healthcare Inc., a technology provider to the healthcare industry from 2017 to 2022, when it was sold to United Healthcare. Since November 2014, Mr. Zollars has served in various roles at Frazier Healthcare Partners, a private growth equity firm, including currently as a senior advisor and previously as an operating partner. He served as executive chairman of Parata, a Frazier portfolio company, from 2015 to 2022 when it was sold to Becton Dickinson. From February 2005 to February 2016, Mr. Zollars served on the board of directors of Diamond Foods, Inc., a packaged foods company that was acquired by Snyder’s-Lance, Inc. in February 2016, and as chairman of its board of directors from February 2012 to February 2016. From May 2004 to November 2017, Mr. Zollars served as a member of the board of directors of VWR International, LLC, a global supplier to life sciences. Mr. Zollars holds a B.S. degree in Marketing from Arizona State University, where he is currently a Trustee, and an M.B.A. degree in Finance from John F. Kennedy University. Mr. Zollars is a board leadership fellow with the National Association of Corporate Directors.
Mr. Zollars shall continue to serve on our Board of Directors because of his experience as a Chief Executive Officer and service on the boards of directors of numerous other companies.
The Board of Directors Recommends a Vote “FOR” Each Named Nominee.

Information Regarding Other Directors Continuing in Office
Class I Directors — Term ending at the 2024 annual meeting of stockholders
Michael Burdiek, age 63, has served as a member of our Board of Directors since September 2015. Since 2020, Mr. Burdiek served as the Chief Executive Officer and also as a member of the board of directors of Motion Acquisition Corp. ("Motion"), a special purpose acquisition company, until its business combination with DocGo, Inc. in November 2021. Since November 2021, Mr. Burdiek has served on the board of directors of DocGo. From June 2011 to March 2020, Mr. Burdiek served as President and Chief Executive Officer and as a member of the board of directors of CalAmp Corp., a global provider of telematics software and technologies. Prior to CalAmp, Mr. Burdiek was President and Chief Executive Officer of Telenetics Corporation, a provider of networking and communications products. Mr. Burdiek holds an M.B.A. and an M.S. degree in electrical engineering from California State University, Fullerton, and a B.S. degree in electrical engineering from Kansas State University.
Mr. Burdiek shall continue to serve on our Board of Directors because of his strategic and operational experience, experience as Chief Executive Officer of publicly traded companies, as well as his deep understanding of technology and go-to-market strategies.
David DeWalt, age 58, has served as a member of our Board of Directors since April 2012. Since November 2017, Mr. DeWalt has served as the Managing Director of AllegisCyber, an early stage venture capital investment firm that focuses on cybersecurity. Since June 2015, Mr. DeWalt has served as Vice Chairman of the board of directors of

ForeScout Technologies, Inc., a leading cybersecurity provider of continuous monitoring and mitigation solutions. Since November 2011, Mr. DeWalt has served on the board of directors of Delta Air Lines, Inc., an airline company. Since 2006, Mr. DeWalt has served as Managing Director of NightDragon Security, a cybersecurity company he founded. From December 2016 to May 2022, Mr. DeWalt served on the board of directors of ForgeRock, Inc., a digital identity company. From November 2012 until February 2017, Mr. DeWalt was a director of FireEye, Inc., a global network security company. From November 2012 until June 2016, Mr. DeWalt served as Chairman of the board of directors and Chief Executive Officer of FireEye and from June 2016 until February 2017, Mr. DeWalt served as the Executive Chairman of FireEye. Mr. DeWalt holds a B.S. degree in Computer Science from the University of Delaware.
Mr. DeWalt shall continue to serve on our Board of Directors because of his experience as Chief Executive Officer of publicly-held technology companies, expertise in software and cybersecurity and service on the boards of directors of numerous other companies.
Julie Iskow, age 61, has served as a member of our Board of Directors since February 2023. Ms. Iskow has served as the Executive Vice President and Chief Operating Officer of Workiva Inc. from October 2019 to March 2022, as Workiva’s President and Chief Operating Officer March 2022 to April 2023, and as Workiva's Chief Executive Officer since April 1, 2023. Prior to joining Workiva, Ms. Iskow served as Chief Technology Officer of Medidata Solutions, Inc. from April 2015 to October 2019, and was also its Executive Vice President of Product Development from July 2016 to October 2019. From December 2013 to March 2015, Ms. Iskow served as Chief Information Officer and Senior Vice President at WageWorks, Inc., and prior to that as its Senior Vice President of Product Development and Vice President of Product Development. Ms. Iskow has also served as Vice President of Engineering at Asyst Technologies and GW Associates, Inc. Ms. Iskow has served as a member of the board of directors of Workiva since January 2021. M. Iskow also previously served as a member of the board of directors of Vocera Communications, Inc. from May 2019 until its acquisition in February 2022 and as a member of the board of directors of Cvent Holding Corp. from May 2022 to July 2022. Ms. Iskow earned a B.S. degree from University of California, Berkeley and an M.S. degree from University of California, Davis.
Ms. Iskow shall continue to serve on our Board of Directors because of her extensive leadership experience in the technology industry and service on the boards of directors and other leadership positions with numerous other companies and organizations.
Class II Directors — Term ending at the 2025 annual meeting of stockholders
Jack Acosta, age 75, has served as a member of our Board of Directors since April 2011. Since October, 2013, Mr. Acosta has served on the board of directors of Rimini Street, Inc., an enterprise software support services company. From February 1999 to September 2001, Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation in 2006. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP. Mr. Acosta holds a B.S. degree in Industrial Relations from California State University East Bay, an M.S. degree in Management Sciences from California State University East Bay and an Honorary Doctor of Humane Letters degree from California State University East Bay.
Mr. Acosta was selected to serve on our Board of Directors because of his accounting, financial, operating and management experience, service on the boards of directors of numerous other companies, financial expertise through his service as chief financial officer of public software companies, and experience in overseeing auditors and financial audits.
Susan Barsamian, age 63, has served as a member of our Board of Directors since January 2021. Ms. Barsamian served as Chief Sales and Marketing Officer for Hewlett Packard Enterprise (“HPE”) Software from November 2016 to September 2017 through its merger with Micro Focus International plc in September 2017. From August 2015 to November 2016, she served as General Manager of Enterprise Security Products at HPE. From 2006 to 2015, she served in various roles at Hewlett Packard. Earlier in her career, she held leadership positions at Mercury Interactive and Verity, Inc. Since August 2020 she has served on the Board of Directors for Kansas State University Foundation. Ms. Barsamian currently serves on the Board of Directors of GEN Digital, Inc., a consumer cyber safety company, and Box, Inc., a cloud content management company. From 2012 to 2017, Ms. Barsamian served on the board of the National Action Council for Minorities in Engineering (NACME), and she served as Chairman of the Board of NACME from 2016 to 2017. Ms. Barsamian holds a B.S. with honors in electrical engineering from Kansas State University. She completed post-graduate studies at the Swiss Federal Institute of Technology in Zurich, Switzerland.
Ms. Barsamian shall continue to serve on our Board of Directors because of her extensive product and leadership experience in the technology industry and service on the boards of directors of numerous other companies and organizations.

David Welsh, age 55, has served as a member of our Board of Directors since January 2011 and has served as our Lead Independent Director since February 2014. Mr. Welsh also served as a member of our Board of Directors from May 2005 to March 2007. Mr. Welsh is a Partner and is Head of Tech Growth Equity within KKR’s Private Equity platform, where he serves on the Tech growth equity investment committee. Prior to joining KKR in October 2016, Mr. Welsh was a Partner with Adams Street Partners, a venture capital firm, from April 2008 to September 2016. From March 2007 to April 2008, Mr. Welsh served as Executive Vice President of Corporate Strategy and Business Development of McAfee, Inc. From June 2000 to March 2007, Mr. Welsh served as a General Partner of Partech International, LLC, a venture capital firm. Since August 2017, Mr. Welsh has served on the board of directors of ForgeRock, Inc., a digital identity company. Mr. Welsh holds a J.D. degree from the University of California, Berkeley, School of Law and a B.A. degree in International Relations from the University of California, Los Angeles.
Mr. Welsh was selected to serve on our Board of Directors because of his experience as a venture capitalist, his corporate strategy and business development expertise and service on the boards of directors of numerous other companies.

CORPORATE GOVERNANCE
Director Independence
Our Board of Directors reviews at least annually the independence of each director. During these reviews, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.
The Board of Directors has determined that each of Jack Acosta, Susan Barsamian, Michael Burdiek, David DeWalt, Julie Iskow, David Welsh and Robert Zollars are “independent” under the applicable listing standards of NASDAQ.
As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our Board of Directors does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Michael Burkland has been serving as the Chairman or Executive Chairman of the Board of Directors since February 2014. Until November 28, 2022, when Michael Burkland was appointed as our Chief Executive Officer, the roles were separate. Our Board of Directors believes that this leadership structure is appropriate for us at this time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors, which are essential to effective governance. Michael Burkland is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our Board of Directors periodically reviews its leadership structure and may separate the positions of Chairman and Chief Executive Officer in the future if it believes that would be in the best interests of the Company and its stockholders.
Our corporate governance guidelines provide that one of our independent directors shall serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors or if the Chairman is not otherwise independent. Our Lead Independent Director presides over regular meetings of our independent directors, serves as a liaison between our Chairman/Chief Executive Officer and our independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. Mr. Welsh has served as our Lead Independent Director since February 2014.
Risk Oversight Management
Risk is inherent with every business and we face a number of risks, including strategic, financial, cybersecurity, operational, legal/compliance, environmental, social, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management, including cybersecurity. Our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management, independent auditors and our internal auditors. The Compensation Committee reviews processes, and steps taken to mitigate material risks related to our compensation programs. The Nominating and Governance Committee is responsible for overseeing risks related to corporate governance as well as environmental, social and governance matters ("ESG"). The oversight roles of the Board of Directors and the committees are supported by management reporting processes that are designed to provide the Board, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and Its Committees
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The following table provides membership information for each of these committees as of April 5, 2023:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael Burkland
Jack Acosta(1)	chair
Kimberly Alexy(2)	member		member
Susan Barsamian	member	member
Michael Burdiek	member	member
David DeWalt			member
Julie Iskow
David Welsh			chair
Robert Zollars		chair	member
___________________________
(1) Designated by the Board of Directors as an "audit committee financial expert."
(2) Ms. Alexy, a current Class III director, will serve the remainder of her term, which will end at the Annual Meeting.
The composition and responsibilities of each standing committee are described below. Members will serve on these standing committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee operates under a formal charter, which is available free of charge on our website at http://investors.five9.com in the “Governance” section. Our Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
• appointing, approving the compensation of, terminating (if necessary) and assessing the qualifications and independence of our independent registered public accounting firm;
• pre-approving audit, review and attest services and fees and permissible non-audit services and fees from our independent registered public accounting firm;
• reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;
• coordinating the oversight and reviewing the adequacy of our disclosure controls and procedures and internal control over financial reporting and reporting systems and procedures designed to identify instances of fraud and to ensure the integrity, accuracy, completeness and timeliness of our financial statements and related public filings and disclosures with both management and the independent registered public accounting firm;
• reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and annual and quarterly reports on Form 10-K and 10-Q, including a review of the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the form of audit opinion to be issued by the independent registered public accounting firm on the financial statements;
•approving the appointment of the head of our internal audit function (or third party providing same) and overseeing and assessing the performance of the internal audit function;
•discussing policies with respect to risk assessment and risk management, including those governing the process by which our Chief Executive Officer and other members of senior management assess and manage our risk;

• periodically reviewing legal compliance matters, significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K); and
• reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Audit Committee is comprised of Mr. Acosta, Ms. Alexy, Ms. Barsamian and Mr. Burdiek. Mr. Acosta is the chairperson of the committee. Ms. Alexy will cease to serve as a member of the Audit Committee at the end of her term as a director, which will end at the Annual Meeting. Our Board of Directors has designated Mr. Acosta as an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met four times during the year ended December 31, 2022.
Our Board of Directors has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our audit committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.
Compensation Committee
Our Compensation Committee operates under a formal charter, which is available free of charge on our website at http://investors.five9.com in the “Governance” section. Our Compensation Committee is responsible for developing and maintaining our compensation strategies and:
• reviewing and approving our executive compensation policies and programs and recommending to the Board of Directors our non-employee director compensation policies and programs;
• reviewing and approving base salary, cash incentive compensation, equity incentive compensation and other compensation for our executive officers;
• administering our cash and equity-based incentive compensation plans for our executive officers;
• overseeing the management continuity and succession planning process (except as otherwise within the scope of our Nominating and Governance Committee) with respect to our executive officers;
• preparing any report on executive compensation required by the applicable laws, rules and regulations of the SEC and other regulatory bodies;
• overseeing and evaluating the integration of any of our ESG goals and milestones into our executive compensation program;
•     overseeing broad-based ERISA-governed benefit plans and programs (including any Section 401(k) plan);
• reviewing and monitoring compensation practices throughout our company to promote fair and equitable compensation practices; and
•     managing such other matters that are delegated to our Compensation Committee by applicable law or by the Board of Directors from time to time.
Our Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain legal counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Compensation Committee is comprised of Ms. Barsamian, Mr. Burdiek and Mr. Zollars, who is the chairperson of the committee. Ana Pinczuk served on the Compensation Committee during 2022 until her resignation from the Board and the Compensation Committee on February 6, 2023. Each of the Compensation Committee members meet the independence requirements set forth in the listing standards of NASDAQ and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met eight times during the year ended December 31, 2022.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in recommending compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to, nor participate in or attend portions of meetings in which decisions are made with respect to, his own compensation. Our Chief Executive Officer and our human resources team develop and provide recommendations to our Compensation Committee for performance metrics and target award opportunities regarding short-term and long-term incentive compensation for all executive officers (other than themselves) based on our annual operating plan, as well as provide information semi-annually regarding individual and Company performance. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer (including our Chief Executive Officer), as well as each individual compensation component.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Our Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consultant, beginning in 2013, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Compensia serves at the discretion of our Compensation Committee. In 2022, our Compensation Committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is consistent with our compensation philosophy and objectives.
Following a review of the independence of Compensia, the Compensation Committee concluded that no conflict of interest has been raised with respect to the work of Compensia.
Compensation Committee Interlocks and Insider Participation
Messrs. Burdiek and Zollars, and Mses. Barsamian and Pinczuk served as members of our Compensation Committee for the entirety of 2022. Ms. Pinczuk served as a member of our Compensation Committee through February 2023. None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in 2022 served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the “Governance” section. Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election or appointment to our Board of Directors and its committees. The Nominating and Governance Committee is responsible for, among other things:
• assessing, developing and communicating with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the Board of Directors, including diversity requirements under the Nasdaq listing rules and applicable state laws, corporate governance policies, applicable listing standards, laws, rules and regulations, our nominating policy and other factors considered appropriate by our Board of Directors;
• identifying, screening, interviewing and recommending to our Board of Directors the director nominees for annual and special meetings of our stockholders, or to fill a vacancy on the Board of Directors, in each case in accordance with the nominating policy;
• reviewing and considering our Board of Directors' leadership structure, and making recommendations to our Board of Directors with respect thereto;
• having sole authority to retain and terminate any search firm used to identify director candidates and approve the search firm’s fees and other retention terms;

• if and when requested by our Board of Directors, assessing and recommending to the Board of Directors the composition of each of its committees;
• evaluating and overseeing the implementation of our environmental, climate change, diversity and governance programs and the integration of ESG principles and strategies throughout our company;
• reviewing and assessing policies, practices, disclosures and reports, risk assessments and risk management regarding ESG matters, and meet with our executive officers to review and support specific ESG initiatives;
•    reviewing, as necessary, any executive officer’s, and in certain circumstances, any director’s request to accept a directorship position with another company;
• developing, assessing and making recommendations to our Board of Directors concerning corporate governance matters, including appropriate revisions to our Charter, Bylaws, corporate governance policies, committee charters and nominating policy;
• overseeing an annual evaluation of our Board of Directors, its committees, the independence of each director, and each director and management;
• developing with management and monitoring the process of orienting new directors and continuing education for all directors; and
• regularly reporting its activities and any recommendations to our Board of Directors.
The Nominating and Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.
Our Nominating and Governance Committee is comprised of Ms. Alexy, Mr. DeWalt, Mr. Zollars and Mr. Welsh, who is the chairperson of the committee. Ms. Alexy will cease to serve as a member of the Nominating and Governance Committee at the end of her term as a director, which will end at the Annual Meeting. Each of the Nominating and Governance Committee members meet the independence requirements set forth in the rules of NASDAQ. Our Nominating and Governance Committee met four times during the year ended December 31, 2022.
Identifying, Evaluating and Recommending Nominees
The Nominating and Governance Committee initiates the process of identifying and recommending Board nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified below and/or who have specific qualities, skills or experience being sought (based on input from the full Board of Directors). The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees, consider stockholder suggestions for potential nominees or re-nominate existing directors based on their continuing qualifications. The Nominating and Governance Committee and the terms of our Corporate Governance Guidelines limit the number of officers or employees of the Company serving at any time on the Board to maintain a majority of independent directors.
After reviewing appropriate biographical information and qualifications, first-time candidates are to be interviewed by at least one member of the Nominating and Governance Committee and by the Chairman of the Board. Upon completion of the above procedures, the Nominating and Governance Committee determines the list of potential candidates to be recommended to the full Board of Directors for nomination at the annual meeting or special meeting or to fill any vacancy. The Board of Directors selects the slate of nominees (or in the case of a vacancy, selects such nominee) only from candidates identified, screened and approved by the Nominating and Governance Committee.
Qualifications for Director Nominees
The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:
•Reputation for integrity, strong moral character and adherence to high ethical standards.
•Holds or has held a generally recognized position of leadership in his or her community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.
•Ability to read and understand basic financial statements and other financial information pertaining to the Company.
•Commitment to understand the Company and its business, industry and strategic objectives.
•Commitment and ability to regularly attend and participate in meetings of the Board of Directors, committees of the Board of Directors and stockholders.
•Number of other company boards of directors on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.
•Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.
•Good health, and ability to serve.
•For prospective non-employee directors, independence under applicable SEC and stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.
•Willingness to accept the nomination to serve as a director of the Company.
Other Factors for Potential Director Nominee Consideration
The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:
•Whether the prospective nominee will foster a diversity of backgrounds, skills, perspectives and experiences, including diversity requirements under the Nasdaq listing rules and applicable state laws.
•Whether the prospective nominee has expertise on ESG issues, including social responsibility, environmental, climate, sustainability, and governance.
•Whether the prospective nominee has experience and expertise on cybersecurity issues.
•For potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” or equivalent requirement under applicable SEC and stock exchange rules.
•For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to the Company, number of other company boards on which the director serves and any changed circumstances affecting the individual director that may bear on his or her ability to effectively continue to serve on the Board of Directors.
•The composition of the Board of Directors and whether the prospective nominee will add to or complement the Board of Director’s existing skills, strengths and needs.
Stockholder Suggestions for Potential Nominees
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees. The Nominating and Governance Committee will consider suggestions of nominees from stockholders. There have not been material changes to the procedures by which our stockholders may recommend nominees to the Board of Directors as disclosed in our proxy statement for the 2022 annual meeting of stockholders filed with the SEC on April 5, 2022.

Classified Board Structure
Our Board of Directors believes that there is no “one size fits all” governance approach that suits all companies. The appropriate standard by which to judge our classified board structure is whether it protects the interests of our stockholders. According to recent proxy statements and publicly available documents, 15 of 17 of our 2023 executive compensation peer group companies that are currently public companies also currently have classified or staggered board structures. Of the 15, only two peer group companies have taken steps to change this structure, in each case with the classified board being fully removed in 2023. Of the two companies that do not currently have classified board structures, one has super-voting stock held by its Chief Executive Officer. We believe that our classified board structure is consistent with our peer group and protects our interests and our stockholders for the following reasons:
The Classified Board Structure Aligns our Board of Directors with our Long-term Interests.
Our classified board encourages our directors to look to the long-term best interests of our company and our stockholders and allows for stable and informed oversight, providing institutional perspective both to management and other directors. Our classified board structure is designed to ensure that, at any given time, there are directors serving on our Board of Directors who have substantial knowledge of our company, business and strategic goals. Our classified board structure enables our directors to build on their own past experience and the experience of continuing directors for more effective long-term strategic planning. De-classifying our Board of Directors would make it possible to lose the accumulated knowledge and experience of our Board of Directors in a single election cycle.
In addition, electing directors to three-year terms, rather than one-year terms, enhances the independence of our non-management directors by helping ensure that directors do not make short-term decisions that may be detrimental to our long-term interests, simply out of fear of being replaced each year.
The Classified Board Structure Helps Attract and Retain Director Candidates.
We believe that our classified board structure benefits our company and stockholders because the longer terms of office help us attract and retain qualified director candidates who are willing to make long-term commitments of their time and expertise.
The Classified Board Structure Reduces our Vulnerability to Coercive Takeovers.
Our classified board structure reduces our vulnerability to coercive takeover tactics and inadequate takeover bids by encouraging persons seeking control of our company to negotiate with our Board of Directors and thereby better positions our Board of Directors to negotiate effectively on behalf of all our stockholders. The classified board structure is designed to safeguard against an insurgent stockholder replacing a majority of our directors with its own nominees at a single annual meeting, thereby gaining control of our company and assets without paying fair value to our stockholders. Because only approximately one-third of the directors are elected at any annual meeting of stockholders, at least two annual stockholder meetings would be required to effect a change in a majority of the directors serving on our Board, providing incumbent directors substantial leverage to negotiate the best results for our stockholders.
Our classified board structure does not preclude a takeover, but rather provides our Board of Directors the time and flexibility necessary to be in the best position to evaluate the adequacy and fairness of proposed offers, consider alternative methods of maximizing stockholder value, protect all stockholders against abusive tactics during a takeover process and, as appropriate, negotiate the best possible return for all stockholders, without the threat of imminent removal of a majority of the members of our Board of Directors. We believe this is particularly important in the current environment of stock market volatility, in which persons seeking to gain control of a company may pursue coercive takeover tactics during a period of depressed stock prices, even where the decline in the Company’s stock price is due to factors outside of its control. In fact, since just December 31, 2022, the closing price of our Common Stock has ranged from $46.61 to $144.24 per share, which indicates how attractive and vulnerable we might be to an opportunistic acquirer seeking to acquire our Common Stock at a time when our intrinsic value may not be fully reflected in our stock. Our Board of Directors takes seriously its fiduciary duties to act in a manner that it believes to be in the best interests of our company and all of our stockholders. Elimination of the classified board structure would make it more difficult for our stockholder-elected Board of Directors to preserve and maximize value for all stockholders in the event of an unsolicited takeover bid.
Meetings of the Board of Directors
The Board of Directors met 14 times during the year ended December 31, 2022. During the year ended December 31, 2022, each director then in office, attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.
Diversity of Executive Leadership Team and Board
Building an organization that is diverse, welcoming, and inclusive is a priority for Five9. Our Board of Directors, executive leadership team and employees are invested in making Five9 a diverse, engaged and inclusive company where everyone can bring their best selves to work with a sense of belonging. 30% of our executive leadership team identifies with an under-represented community, including gender. Of our nine member Board, three members are women and one identifies with an under-represented community. Ms. Alexy will cease to serve as a member of our Board of Directors at the end of her term, which will end at the Annual Meeting, whereupon our Board of Directors will consist of eight members, two being women and one identifying with an under-represented community. While we have made progress towards increasing the diversity of our executive team and Board, we are not done. We are continuing to recruit new members from diverse and under-represented communities and intend to never stop looking for opportunities to grow the representation of diverse team members within our company, management and our Board as we grow as a company. We are proud to be striving towards having both an executive leadership team and a Board of Directors that represents our customers and employees by bringing diverse ideas and backgrounds to the table. Diversity is one of the key factors that we consider in identifying director nominees, and we believe it is important to have directors representing diversity in many areas, including race, ethnicity, gender, age, abilities, sexual identity, background and professional experience.
The following diversity matrix sets forth diversity statistics regarding our current Board of Directors.

Board Diversity Matrix
Total Number of Directors - 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Supermajority Vote Requirement
According to recent public filings, of our 2023 executive compensation peer group companies that are currently public companies, 13 of 17 currently have supermajority voting provisions for the amendment of their bylaws and certain provisions of their certificates of incorporation. Of the four companies without a supermajority voting provision, one is a Dutch corporation. We believe that the supermajority vote requirements in our governance documents are consistent with our peer group, and protect the best interests of our company and stockholders for the following reasons:
Our Supermajority Voting Provisions are Designed to Protect our Stockholders.
Our supermajority voting provisions are designed to encourage any potential acquirer to negotiate directly with our Board of Directors and protect our stockholders against the potentially self-interested actions of short-term investors. This is desirable because we believe our Board of Directors is in the best position to evaluate the adequacy and fairness of proposed offers based on the long-term interests of all stockholders, to negotiate on behalf of all stockholders and to protect stockholders against abusive tactics during a takeover process. These provisions are also designed to protect all of our stockholders against self-interested actions by one or a few large stockholders. A simple majority vote would eliminate these protections.
Our Supermajority Voting is consistent with Delaware Law.
While Delaware law provides that most proposals submitted to a vote of a company’s stockholders require a vote of the majority of the shares present and eligible to vote at the meeting, Delaware law also provides that certain matters presented to stockholders may be subject to a greater percentage vote standard if that standard is set forth in a company’s certificate of incorporation. Our Charter, which was approved by stockholder vote, provides that the vote of holders of at least 66 2/3% of its outstanding stock must approve certain fundamental changes involving our company, including amendments to the Bylaws and certain provisions of our Charter.
Code of Business Conduct
The Board of Directors has adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our code of business conduct is, and any amendment to or waiver from a provision of our code of business conduct will be, posted on our website at http://investors.five9.com under the “Governance” section.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board of Directors, either generally or with a particular director, by email at stockholdercommunication@five9.com or by writing to the following address:
The Board of Directors
c/o Secretary
Five9, Inc.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
Each such communication should set forth (i) the nature of the stockholder’s interest in Five9 (including share ownership) and (ii) contact information for the individual submitting the communication (including name, address, telephone and email address, as applicable). Communications that are intended specifically for non-employee directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Governance Committee with a note that the communication is intended specifically for non-employee directors. The Secretary of Five9 will receive and review communications addressed to the Board of Directors, any committee of the Board of Directors or any director, except for those communications intended specifically for non-employee directors that are directed to the Chair of the Nominating and Governance Committee. The Secretary may communicate with the sender for necessary clarification.
The Secretary will not forward to the Board of Directors, any committee of the Board of Directors or any director communications that are not related to the duties and responsibilities of the Board of Directors, including, without limitation, spam, junk mail, advertisements, mass mailings, solicitations, job inquiries and opinion survey polls and only non-employee directors will be permitted to review any communications intended only for non-employee directors. Further, the Secretary will not communicate any offensive, inappropriate or otherwise irrelevant communications to the Board of Directors, any Board committee or any director. The Secretary will maintain a log of any such communications not shared with the Board of Directors, which any director may review upon request, except that such log will not contain any spam, junk mail, advertisements, mass mailings, solicitations, job inquiries, opinion survey polls, or similar information. The Secretary will share all proper communications with the Board of Directors, the appropriate committee of the Board of Directors or the appropriate director(s) on at least a quarterly basis.
Attendance at Annual Meeting of Stockholders by the Board of Directors
Pursuant to our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend our annual meeting of stockholders. Ms. Alexy, Ms. Barsamian and Ms. Pinczuk, and Messrs. Acosta, Burdiek, Michael Burkland, DeWalt, Trollope and Zollars attended our 2022 annual meeting of stockholders on May 18, 2022. Ms. Iskow joined our Board of Directors in February 2023 and, therefore, was not a director at the time of our 2022 annual meeting of stockholders.

Director Compensation
Consistent with our non-employee director compensation policy, in 2022 each non-employee director, except for Ms. Iskow who was appointed to our Board of Directors in February 2023, was eligible to earn an annual cash retainer, additional fees based on committee service, and receive an annual equity award under our 2014 Equity Incentive Plan (the “2014 Plan”).
Cash Compensation; Chairman Agreement
The annual cash retainer amounts are payable in equal quarterly installments. Set forth below are the cash retainer amounts for our non-employee directors in 2022, except for Michael Burkland who did not receive cash compensation under our non-employee director compensation policy, but was eligible to receive cash compensation of $105,000 per year under his independent contractor agreement for his services as Chairman. Michael Burkland was also eligible to receive continued company-provided healthcare benefits as a director and/or former employee (for himself, his spouse, and eligible dependents) during and following his service as a director (with a value of $35,245 for 2022 as reported in the table below). Michael Burkland's independent contractor agreement was terminated upon his appointment as our Chief Executive Officer, effective November 28, 2022.
•Annual Board of Directors Service Retainer:
◦All Non-Employee Directors: $35,000
•Annual Chair Service Fee (in addition to the Annual Board of Directors Service Retainer):
◦Chair of the Board of Directors: $19,500
◦Lead Independent Director: $19,500
◦Chair of the Audit Committee: $20,000
◦Chair of the Compensation Committee: $15,000
◦Chair of the Nominating and Governance Committee: $8,000
•Annual Committee Member (non-Chair) Service Fee (in addition to the Annual Board of Director Service Retainer):
◦Audit Committee: $10,000
◦Compensation Committee: $6,300
◦Nominating and Governance Committee: $4,000
Equity Compensation
•New Non-Employee Director RSU Grant: Under our non-employee director compensation policy, any individual who first became a non-employee director (other than as a result of an employee director transitioning to become a non-employee director), was entitled to (i) a restricted stock unit ("RSU") award with an aggregate grant date fair value of $400,000, which will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to the director's continued service through each such date and (ii) a RSU award with an aggregate grant date fair value of $200,000, reduced by a pro-rated amount (1/12) for each month that elapsed since the last annual meeting to the date of the director's appointment, which will vest on the first anniversary of the date of grant. These RSU awards will vest in full upon a change in control (as defined in our 2014 Plan) of the Company, subject to the director’s continued service through such date. A new non-employee director will not be eligible to receive the annual RSU grant described below until the second annual meeting following their appointment.
•Annual RSU Grant: Under our non-employee director compensation policy, on the date of each annual stockholder meeting, each non-employee director was granted an RSU award with an aggregate grant date fair value of $200,000 (based on the per share closing price of our Common Stock on the date of the annual stockholder meeting). The RSU award vests in full on the earliest to occur of (i) the first anniversary of the grant date, (ii) immediately prior to the next succeeding annual stockholders meeting after the date of grant, and (iii) a change in control (as defined in our 2014 Plan) of the Company, subject to the director’s continued service through such earliest date.

The following table sets forth the total compensation earned by our non-employee directors during the year ended December 31, 2022.

2022 Director Compensation Table
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Jack Acosta	$54,583	$199,982	$—	$254,565
Kimberly Alexy	50,246	199,982	—	250,228
Susan Barsamian	50,650	199,982	—	250,632
Michael Burdiek	50,650	199,982	—	250,632
David DeWalt	38,583	199,982	—	238,565
Ana Pinczuk	40,775	199,982	—	240,757
David Welsh	61,750	199,982	—	261,732
Robert Zollars	53,458	199,982	—	253,440
Michael Burkland(4)	—	—	—	—

(1)Amounts reported in this column represent the fees earned by or paid in cash to our non-employee directors in 2022 based on our non-employee director compensation policy set forth above.
(2)The aggregate grant date fair values of equity awards reported in this column have been calculated in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 24, 2023 for a discussion of assumptions made in determining the grant date fair value of these equity awards. All unvested and outstanding stock awards granted to our non-employee directors will become fully vested upon a change in control (as defined in our 2014 Plan) of the Company.
(3)As of December 31, 2022, the number of shares of our common stock subject to outstanding stock options and unvested RSUs held by our non-employee directors were as follows:

Name	Stock Options Outstanding (#)	RSUs That Have Not Vested (#)
Jack Acosta	—	2,132
Kimberly Alexy	15,000	2,132
Susan Barsamian	—	3,584
Michael Burdiek	—	2,132
David DeWalt	—	2,132
Ana Pinczuk	—	3,732
David Welsh	—	2,132
Robert Zollars	—	2,132
(4)Effective December 2, 2017, Michael Burkland resigned as our Chief Executive Officer and President and became our Executive Chairman. Michael Burkland ceased to serve as our Executive Chairman in June 2020, and entered into a Chairman independent contractor agreement in June 2020. In 2022, under his Chairman independent contractor agreement, he received cash compensation of $95,584 (which is the pro-rated amount of the $105,000 he was eligible to receive, reflecting the portion of the year prior to his appointment as our Chief Executive Officer on
November 28, 2022) and continued healthcare benefits of $35,245 in consideration of his service as our Chairman. This agreement was terminated upon his appointment as our Chief Executive Officer, effective November 28, 2022. In addition, in 2022, prior to his appointment as Chief Executive Officer, Michael Burkland received a grant of RSUs under the Director Compensation Program. All of such amounts are included for Michael Burkland in the Summary Compensation Table.
2023 Director Compensation
Upon her appointment to the Board of Directors in February 2023, Ms. Iskow's initial equity grants consisted of (i) an RSU award with an award value of $400,000, which will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to her continued service through such vesting dates; and (ii) an RSU award with an award value of $50,000, which will vest in full in one installment on the first anniversary of the grant date subject to her continued service through such date. Vesting of these awards will accelerate upon (A) a change of control of the
Company or (B) the termination of Ms. Iskow's continuous service due to her death or disability. 100% of the remaining unvested portion of the awards, if any, will immediately vest in full in the case of a change of control or Ms. Iskow's death. 50% of the remaining unvested portion of the grants will immediately vest in the case of termination of Ms. Iskow's continuous service due to her disability. Ms. Iskow will not be eligible for the regular 2023 automatic annual grant of RSUs to non-employee directors scheduled to occur on the date of the 2023 Annual Meeting, but would be eligible for regular automatic grants thereafter assuming her continued service on the Board of Directors.

To better align director compensation with the compensation paid by other companies in our compensation peer group and based on input from Compensia, in February 2023, the Board of Directors approved increases in the dollar amount of the Board Chair and Lead Independent Director fees to $20,000, the annual chair service fee for the Chair of the Nominating and Governance Committee to $9,000, and the annual committee member service fee for the Compensation Committee to $7,500 and the Nominating and Governance Committee to $4,500. No other changes were made to the non-employee director compensation policy for 2023.

Employees and Human Capital Resources
Our employees and the culture we have established are the key to our success. As of December 31, 2022, we had 2,380 full-time employees. 47% of our employees are in various cost of revenue functions, 17% in research and development, 25% in sales and marketing and 11% in general and administrative. Our employee turnover for the last three years has averaged 8.1%.
The key human capital measures and objectives that we focus on in managing our business are maintaining our company values, increasing our diversity and inclusion, our compensation philosophy, our talent development, and our employees’ safety and wellness.
Five9 Values - Bringing Passion and Purpose
Our values are woven throughout the entire employee lifecycle and used in the interview process to ensure we hire candidates that have personal values that align with ours. Our values are instrumental in the semi-annual employee performance self-reflection cycle, and we request that employees share how they have lived our values. In addition, we regularly celebrate employees that live our values through recognition and rewards. We introduce new employees to our values during new hire orientation and our values are visible in the offer package as well as company employee resource pages. Our CEO also weaves these values into quarterly company meetings and regular smaller meetings, such as “Thursdays in the Cloud” where one of the values may be highlighted through a story and employee example.
We regularly collect feedback to better understand and improve the employee experience and identify opportunities to continually strengthen our culture. 81% of our employees participated in our most recent employee survey in 2022. Last year we maintained the highest level of employee engagement according to our vendor, Culture Amp, as noted in its Engagement and Inclusion benchmark (top quartile) based upon responses from approximately 2,000 companies. Employees’ highest rated areas were the following: work & life blend (92%), management (91%) and inclusion (91%).
Diversity & Inclusion at Five9
We value diversity and hold ourselves accountable to create a culture where our employees represent the communities in which we operate. We embrace authenticity and trust and lead with transparency, empowering our employees to have a voice that's heard. We are committed to learning, empowering, advocating, allying and supporting each other within our company and in our communities. Our recruiting programs support and encourage diversity. We recruit from various diversity organizations, including historically black colleges and universities, the Career Cast Diversity Network of Women, Black, Hispanic, Asian, LGBTQIA, the Career Cast Disability Network, and the Career Cast Veteran Network. In addition, we have several Employee Resource Groups, or ERGs, that are committed to diversity and creating and fostering a culture of inclusion. Our ERGs include Women In Tech, Blatinx, Veterans, Five9 Faith and Pride @ Five9. We are currently working with Black Girls Code to offer an online educational session for underserved girls enlisted in their program and our female employees are facilitating the class. We have also created a mentorship program with a specific eye towards diversity. Executive sponsors of the program reach out to employees from underrepresented groups to promote the program and encourage employees to participate. Our human resources team pairs mentors with mentees to enable employees to receive opportunities for growth and development.

Women represent 30% of our worldwide employees and racial and ethnic minorities represent 32% of our U.S. employees as of April 5, 2023. Women and ethnic minorities represent 30% and 10%, respectively, of our executive leadership team and 33% and 11%, respectively, of our Board of Directors as of April 5, 2023.
Compensation Philosophy
We strive to attract and retain the best employees by providing a total rewards package that is at or above market rates to enable us to attract and retain employee talent needed to accomplish our goals and objectives. Our competitive rewards packages include cash, bonus programs dependent upon the position, equity awards and benefits aligned to prevailing market practices, and in cases where business demands are unique, we may lead the competitive market.
Full-time employees and their family members enjoy comprehensive benefits programs and perquisites. In an effort to attract and retain the best talent, we strive to offer benefit programs that will enable our employees to thrive both at work and at home. We cover 100% of the employee portion of our healthcare benefits and share a high portion of the dependent costs. Our competitive global benefits include a Parental Leave Policy, flexible schedules, financial and physical wellness programs, fertility benefits and Section 401(k) plan employer matching contributions.
Talent Development
Employee development is a key focus in the attraction, retention and management of our talent. Semi-annually, we facilitate employee self-reflection cycles where employees have development conversations with their manager. The purpose of these conversations is to foster the employee’s development plans and career goals. Managers and employees discuss growth and development opportunities in these sessions and conversations and development plans are tracked via the employee performance platform. We also host a quarterly development series for all employees to enhance their career development. The development series topics have included mentorship, communicating for shared success, the art of influence and a career workshop. This development series aims to provide educational opportunities for leadership and growth for our employees. We also have a succession planning program that focuses on identifying employees that are high potential and high performing and plans for developing them into future leadership roles by creating action plans and a path for the employee’s progression.
Workplace Practices and Policies
We are committed to providing a workplace free of harassment or discrimination based on race, color, religion, sex, sexual orientation, gender identity, national origin, disability, veteran status, caste or other legally protected characteristic. We are an equal opportunity employer committed to inclusion and diversity.
Environmental Sustainability
We are committed to reducing workplace-related resource consumption through our site selection, facilities design and energy procurement practices through our landlords, to ensure our corporate responsibility goals are achieved. We participate in building sustainability by occupying LEED certified and 5-Star NABERS Energy Rated multi-tenant buildings. Our corporate headquarters offers a transportation program to cut down on emissions. We have made strides in reducing energy consumption by upgrading our lighting system and installing motion sensors for lighting and convenience electrical outlets. To reduce waste, we use source compostable/recyclable kitchen products, centralized waste collection with an emphasis on recycling, established an E-waste program, implemented software tools to minimize printing waste and reduce equipment and toner purchases, and expanded our battery recycling program to include work-related and personal battery recycling.

PROPOSAL No. 2
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. In accordance with the frequency approved by stockholders at our 2018 annual stockholders meeting and consistent with the Board of Directors’ recommendation, we are submitting this proposal for a non-binding advisory vote on an annual basis.
As described in detail in the “Compensation Discussion and Analysis” section in this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our executive officers are rewarded for the achievement of specific short-term, long-term and strategic goals, as well as increasing stockholder value. The Board of Directors believes our executive compensation program achieves the important goal of attracting and retaining talented professionals, while at the same time tying a substantial portion of the potential compensation for such executive officers to the achievement of Company goals. In addition, the Board of Directors believes that through the use of a blend of different elements of compensation, such as a performance bonus and performance-based and service-based equity awards, our executive compensation program balances incentives for both short-term and long-term Company performance. Overall, the Board of Directors believes our executive compensation program is fair to both the Company and our executive officers, appropriate for our industry and competitive with what our executive officers could receive elsewhere. Please read the “Compensation Discussion and Analysis” section in this Proxy Statement for additional details about our executive compensation program, including “Key Elements of Our 2022 Executive Compensation Program.”
The Board of Directors is asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our NEOs as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables and accompanying narrative disclosure.”
The say-on-pay vote is advisory and, therefore, not binding on Five9, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Board of Directors will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors Recommends a Vote “FOR” the Advisory Approval of the Compensation of Our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL No. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG LLP has audited our financial statements since their appointment in 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm’s Fees
The following table summarizes the aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for professional services provided for fiscal years 2022 and 2021:

	2022	2021

	(In thousands)
Audit fees (1)	$2,234	$2,058
Tax fees (2)	6	5
All other fees	—	—
Total fees	$2,240	$2,063

(1)Represents fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, international statutory audits, and work performed in connection with registration statements, including the issuance of a comfort letter.
(2)Represents fees for tax compliance and consulting services performed.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KPMG LLP, our independent registered public accounting firm, and related fees. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and related fees up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of KPMG LLP or on an individual case-by-case basis before KPMG LLP is engaged to provide a service. Additionally, the Audit Committee Chair is authorized to pre-approve audit and non-audit services and the fees therefor if (i) they are individually less than or equal to $50,000, (ii) the Audit Committee Chair reports such approvals to the Audit Committee at its next regular meeting thereafter and (iii) KPMG LLP confirms that such services will not impact KPMG LLP’s independence. All audit, audit-related and tax services were pre-approved by the Audit Committee or Audit Committee Chair (as set forth above). The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.
The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of
KPMG LLP As Five9’s Independent Registered Public Accounting Firm for
Its Fiscal Year Ending December 31, 2023.
Audit Committee Report
The Audit Committee of the Board of Directors currently consists of the four non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of

Directors has also determined that Mr. Acosta is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP.
The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “10-K”).
The Audit Committee has also reviewed and discussed with KPMG LLP the audited consolidated financial statements in the 10-K and the audit results. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. In addition, the Audit Committee received from and discussed with KPMG LLP the written disclosures, as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” and discussed KPMG LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that KPMG LLP is independent from the Company and its management.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 10-K and filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:

Jack Acosta (Chair)
Kimberly Alexy
Susan Barsamian
Michael Burdiek

EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers who are not also directors of Five9 as of April 5, 2023, the date of this Proxy Statement.

Name	Age	Positions
Barry Zwarenstein	74	Chief Financial Officer
Daniel Burkland	58	President and Chief Revenue Officer
Panos Kozanian	42	Executive Vice President, Product Engineering
Barry Zwarenstein, age 74, has served as our Chief Financial Officer since January 2012 and was our Interim CEO from December 2017 to May 2018. From September 2008 to November 2011, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of SMART Modular Technologies, Inc., a designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers that was acquired by Silver Lake Partners in August 2011. From July 2004 through August 2008, Mr. Zwarenstein served as Chief Financial Officer of VeriFone Holdings, Inc., a provider of point-of-sale systems. From November 2001 to June 2004, Mr. Zwarenstein served as Chief Financial Officer of Iomega Corporation, a provider of storage and network security systems. From January 2001 to June 2001, Mr. Zwarenstein served as Vice President and Chief Financial Officer of Mellanox Technologies Ltd., a fabless semiconductor company. From October 1998 to December 2000, Mr. Zwarenstein served as Chief Financial

Officer of Acuson Corporation, a medical ultrasound company that was acquired by Siemens AG in 2000. From July 1996 to September 1998, Mr. Zwarenstein served as Chief Financial Officer of Logitech International S.A., a provider of peripherals for computers and other digital platforms. Since September 2020, Mr. Zwarenstein has served on the board of directors of ON24, Inc., a provider of webinar, virtual event and multimedia products and services. Since December 2019, Mr. Zwarenstein has served on the board of directors of JFrog Ltd., a provider of end-to-end solutions for universal artifact management for DevOps acceleration. From November 2007 to October 2015, Mr. Zwarenstein served on the board of directors of Dealertrack Technologies, Inc., a provider of subscription-based software for the automotive retail industry that was acquired by Cox Automotive, Inc. in October 2015. Mr. Zwarenstein holds a Bachelor of Commerce degree from the University of KwaZulu-Natal, South Africa, and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is qualified as a Chartered Accountant (South Africa).
Daniel Burkland, age 58, has served as our President and Chief Revenue Officer since June 2022. Prior to that, Daniel Burkland served as our President from December 2017, Executive Vice President of Global Sales and Services from October 2016 to December 2017, as our Executive Vice President of Global Sales and Business Development from March 2014 to October 2016, and as our Senior Vice President of Enterprise Sales and Business Development from December 2009 to February 2014. From April 2006 to November 2009, Daniel Burkland served as Senior Vice President of Sales at Transera Communications, Inc., a cloud contact center software company. From December 2003 to March 2006, Daniel Burkland served as Senior Vice President of Worldwide Sales of IP Unity, Inc., a provider of carrier-hosted unified communications and conferencing solutions. From August 1997 to November 2003, Daniel Burkland held various sales management roles with Cisco Systems, Inc. and GeoTel Communications LLC, which was acquired by Cisco in 1999. Daniel Burkland holds a B.S. degree from California State University at Chico. Daniel Burkland is the brother of Michael Burkland, our Chairman and Chief Executive Officer.
Panos Kozanian, age 42, has served as our Executive Vice President of Product Engineering since July 2022. Prior to that, Mr. Kozanian served as our Executive Vice President of Cloud Operations from February 2021. Prior to Five9, Mr. Kozanian spent 14 years at Cisco where he led the Webex platform team composed of DevOps, SRE, Data Center Operations, SysOps and Cloud Engineers with responsibility for the productivity, reliability, and operating budget of over 3,000 developers. Mr. Kozanian holds a B.S. degree in Computer Engineering from Santa Clara University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of March 20, 2023 by:
• each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
• our named executive officers;
• each of our directors; and
• all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 20, 2023 and RSUs that vest within 60 days of March 20, 2023 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage beneficially owned is based on 71,539,937 shares of Common Stock outstanding on March 20, 2023 plus shares of Common Stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
Unless otherwise indicated, the principal address of each of the stockholders below is c/o Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days	Total Number of Shares Beneficially Owned		Percent
5% Stockholders:
The Vanguard Group, Inc.	6,718,788		—	—	6,718,788	(1)	9.4%
BlackRock, Inc.	6,696,574		—	—	6,696,574	(2)	9.4%
FMR LLC	3,910,026		—	—	3,910,026	(3)	5.5%
Wellington Management Group LLP	3,690,624		—	—	3,690,624	(4)	5.2%
Wasatch Advisors LP.	3,557,799		—	—	3,557,799	(5)	5.0%
Named Executive Officers and Directors:
Michael Burkland	111,763	(6)	396,406	2,132	510,301		*
Barry Zwarenstein	143,636	(7)	123,401	—	267,037		*
Daniel Burkland	23,585	(8)	242,708	—	266,293		*
Panos Kozanian	303	(9)	8,651	—	8,954		*
Scott Welch	4,863	(10)	23,385	—	28,248		*
Jack Acosta	28,597	(11)	—	2,132	30,729		*
Kimberly Alexy	8,985	(12)	5,000	2,132	16,117		*
Susan Barsamian	1,813	(13)	—	2,132	3,945		*
Michael Burdiek	13,464	(14)	—	2,132	15,596		*
David DeWalt	199,497	(15)	—	2,132	201,629		*
Julie Iskow	—		—	—	—		*
David S. Welsh	12,399	(16)	—	2,132	14,531		*
Robert Zollars	60,759	(17)	—	2,132	62,891		*
All current directors and executive officers as a group (13 persons)	609,664		799,551	17,056	1,426,271		2.0%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on the Schedule 13G/A filed by Vanguard on February 9, 2023. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 32,027 shares, sole dispositive power with respect to 6,617,503 shares and shared dispositive power with respect to 101,285 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(2)	Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on the Schedule 13G/A filed by BlackRock on January 24, 2023. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 6,533,359 shares and sole dispositive power with respect to 6,696,574 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(3)	Represents shares beneficially owned by FMR LLC, or FMR, based on the Schedule 13G filed by FMR on February 9, 2023. According to the Schedule 13G, FMR has sole voting power with respect to 3,907,670 shares and sole dispositive power with respect to 3,910,026 shares. The address of FMR is 245 Summer Street, Boston, MA 02210.
(4)	Represents shares beneficially owned by Wellington Management Group LLP, or Wellington, based on the Schedule 13G filed by Wellington on February 6, 2023. According to the Schedule 13G, Wellington has shared voting power with respect to 3,122,161 shares and shared dispositive power with respect to 3,690,624 shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.
(5)	Represents shares beneficially owned by Wasatch Advisors LP, or Wasatch, based on the Schedule 13G filed by Wasatch on February 8, 2023. According to the Schedule 13G, Wasatch has sole voting and dispositive power with respect to 3,557,799 shares. The address of Wasatch is 505 Wakara Way, Salt Lake City, UT 84108.
(6)	Consists of 26,994 shares directly owned by Michael Burkland and 84,769 shares held by a trust.
(7)	Consists of 31,333 shares directly owned by Barry Zwarenstein and 112,303 shares held by a trust.
(8)	Consists of 23,585 shares directly owned by Daniel Burkland.
(9)	Consists of 303 shares directly owned by Panos Kozanian.
(10)	Consists of 363 shares directly owned by Scott Welch and 4,500 shares held by a trust.
(11)	Consists of 28,597 shares held by a trust.
(12)	Consists of 8,985 shares directly owned by Kimberly Alexy.
(13)	Consists of 1,813 shares directly owned by Susan Barsamian.
(14)	Consists of 13,464 shares directly owned by Michael Burdiek.
(15)	Consists of 188,634 shares directly owned by David DeWalt and 10,863 shares held by a trust.
(16)	Consists of 12,399 shares directly owned by David S. Welsh.
(17)	Consists of 58,975 shares directly owned by Robert Zollars and 1,784 shares held by a trust.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers, Directors and persons who own more than 10% of the issued and outstanding shares of the Company’s common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, all filings for the fiscal year ended December 31, 2022 were made on a timely basis, except for the following filing which was filed two days late due to an administrative oversight: Ms. Alexy’s Form 4 for one transaction, which was filed on March 17, 2022.

EXECUTIVE COMPENSATION
Compensation Committee Report
The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement as set forth below. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.
Submitted by the Compensation Committee of the Board of Directors:

Robert Zollars (Chair)
Susan Barsamian
Michael Burdiek

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our 2022 compensation program for the following named executive officers (our “NEOs”) whose compensation is also set forth in the 2022 Summary Compensation Table and other compensation tables in this Proxy Statement:
•Michael Burkland – our Chief Executive Officer (our "CEO");
•Rowan Trollope – our former Chief Executive Officer (our "former CEO");
•Barry Zwarenstein – our Chief Financial Officer;
•Daniel Burkland – our President and Chief Revenue Officer;
•Panos Kozanian – our Executive Vice President, Product Engineering; and
•Scott Welch – our former Executive Vice President, TelCo Services and EMEA Operations.
On September 29, 2022, we notified Mr. Welch that his employment would terminate effective March 31, 2023 and Mr. Welch ceased to be an executive officer of the Company effective as of September 29, 2022. On September 29, 2022, Mr. Panos Kozanian, Executive Vice President, Product Engineering was appointed as an executive officer of the Company.
On October 7, 2022, Mr. Trollope informed us of his decision to resign as Chief Executive Officer of the Company and from the Company’s Board of Directors (the “Board”), effective November 28, 2022. On October 10, 2022, we announced that the Board appointed its Chairman and former Chief Executive Officer, Michael Burkland, as the Company’s Chief Executive Officer, effective November 28, 2022.

Executive Summary
2022 Business Highlights
We achieved the following key financial results in 2022:
•total revenue for 2022 increased 28% to a record $778.8 million (versus a target of $808.3 million under our 2022 bonus program, which was set as a target at the outset of the year, prior to the macro economic climate deterioration), compared to $609.6 million in 2021.
•net loss increased to $(94.7) million, or $(1.35) per basic and diluted share in 2022, compared to net loss of $(53.0) million, or $(0.79) per basic and diluted share in 2021.
•operating cash flow for 2022 was $88.9 million, compared to operating cash flow of $29.0 million in 2021.
•adjusted EBITDA was $140.4 million in 2022 (versus a target of $124.0 million under our 2022 bonus program, which was set as a target at the outset of the year, prior to the macro economic climate deterioration), compared to $110.5 million in 2021.
2022 Executive Compensation Actions
In line with our performance and compensation objectives, the following actions related to 2022 compensation for our NEOs were approved:
•Introduction of Performance-Based RSUs for 50% of CEO Equity Awards As approved by our
Compensation Committee and consistent with prior stockholder feedback, in 2022, we adopted a more performance-based focus for our equity incentive program, with 50% of the target units for our CEOs to be earned based on the achievement of relative TSR performance goals. Fifty percent (50%) of the annual equity award in February 2022 for our former CEO was performance-based, as was fifty percent (50%) of the total equity award for our newly-appointed CEO in December 2022. Twenty-five percent (25%) of the annual equity awards for our other executive officers in February 2022 were performance-based. The prior allocation of the total value of annual equity awards for our NEOs in February 2021 was 75% service-based RSUs and 25% service-based stock options.
•Appointment of New Chief Executive Officer In connection with Michael Burkland's appointment as our Chief Executive Officer, effective November 28, 2022, we entered into an employment offer letter with Michael Burkland dated October 10, 2022 (the "Employment Letter"). As previously disclosed, pursuant to the Employment Letter, our initial compensation arrangements with Michael Burkland were as follows:
◦an initial annual base salary of $585,000;
◦a target annual cash bonus opportunity equal to 100% of his annual base salary;
◦a performance-based RSU award (“PRSU”) with a target value of $14,000,000, and a service-based RSU award (“RSU”) with a target value of $14,000,000, with the number of units for each to be determined based on our Equity Award Grant Policy using the 20-day average closing price of our common stock through and including the second day prior to the grant date (the combination of this multi-day stock price average and the Monte Carlo Simulation valuation model for PRSUs caused the eventual grant date fair values of these awards for accounting purposes to exceed the awards’ approved values, as discussed in more detail below, including in the Summary Compensation Table and accompanying footnotes);
◦the RSU will vest and settle in equal quarterly installments over three years (subject to his continued employment); and

◦the PRSU may be earned in amounts ranging from 0% to 200% of the target number of PRSUs based on the Company’s relative total shareholder return (“RTSR”) performance as compared to the companies in the S&P Software and Services Select Index during three one-year performance periods consisting of the Company’s 2023, 2024 and 2025 fiscal years. One-third of the total PRSUs may be earned and settled in shares following the end of each one-year performance period based on RTSR performance and subject to continued employment through the payment date, but the amount initially paid in 2024 and 2025 (for the 2023 and 2024 performance periods) is limited to 100% of the target amount for the year, and any PRSUs resulting from above-target performance in those years will be paid following the end of 2025, subject to Michael Burkland’s continued employment through the payment date (subject to acceleration in certain circumstances described below). If the Company’s actual total shareholder return for any performance period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned.
◦As specified in his Employment Letter, Michael Burkland was not eligible to (and did not) receive any further equity awards during the Company’s annual “refresh” grant cycle for other executive officers in 2023.
The Compensation Committee, with the help of independent consultant Compensia, negotiated the new CEO compensation package for Michael Burkland, taking into account several factors during the course of the thorough negotiation process. In establishing Michael Burkland’s initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for a new CEO at other comparable companies based on a review of compensation survey data provided by Compensia, balancing both competitive and internal equity considerations. While precise data on newly-hired CEOs within our peer group was limited, Compensia’s data and experience indicated that a typical metric for a new hire equity award for senior executives was an amount equal to two-times (2X) a typical annual “refresh” equity award. Within our peer group, the most recent annual CEO equity award values at the 50th and 75th percentiles ranged from $11.5 million to $17.7 million, respectively (with 2X ranging from $23.0 million to $35.5 million). Additional survey data for initial CEO equity awards since the beginning of 2020 at similarly-sized companies (including those outside of our peer group) reflected a range of $20.3 million to $32.0 million at the 50th and 75th percentiles, respectively. This data was considered by the Compensation Committee, which also required that 50% of the award package be performance-based in the form of PRSUs in order to align his interests with those of our stockholders.

We also took into consideration that, during his nearly 10-year tenure as Five9’s CEO starting in 2008, Michael Burkland established the vision and strategy for Five9 to become one of the leading providers of cloud contact center software for the enterprise market, built an organization known for its exceptional culture and operational excellence, led the company through its IPO in 2014 and scaled Five9 into one of the fastest growing public companies in the CCaaS space. We also recognized his knowledge of our business, his relationships with our key internal and external stakeholders, and his overall unique qualifications to lead us into the future as our CEO. The Compensation Committee also considered the strong employee retention effects unique to the appointment of Michael Burkland given that he was closely involved in the hiring of several of our key executives and had built strong relationships with key executives through his prior service as our CEO, as well as through his role as Chairman. For a summary of the material terms and conditions of Michael Burkland’s employment offer letter, see “Summary of Employment Offer Letter with CEO.”
•Base Salary During 2022, the Compensation Committee approved annual base salaries for its newly appointed executive officers including Messrs. Michael Burkland and Kozanian. Also during 2022, and after a comprehensive market review to align NEO compensation with our target market positioning relative to peer organizations, the Compensation Committee approved a base salary increase for Mr. Zwarenstein. The Company did not increase the base salaries of Messrs. Trollope, Daniel Burkland, or Welch in 2022 as a result of this market review.
•Short-Term Cash Incentive Awards In February 2022, the Compensation Committee approved performance targets for 2022 that were used to determine the amount of cash bonus awards that could be earned on a semi-annual basis by our incumbent NEOs. Consistent with 2021, the performance targets with respect to revenue and Adjusted EBITDA were established to focus our NEOs on key semi-annual Company financial goals contained in our annual operating plan, as well as individual performance objectives (other than Mr. Trollope, whose bonus was determined solely based on our company financial goals and Daniel Burkland, whose bonus is also determined by bookings). We exceeded the target levels established for our Adjusted EBITDA goals in each semi-annual period in 2022 and our revenue goal in the first half of 2022, but did not achieve our revenue goal in the second half of 2022 and, after taking into account the level of achievement of each NEO’s individual performance objectives (if applicable), our NEOs received an average payout of 106% of their target annual cash bonus opportunity for 2022 (or pro-rated target bonus opportunity in the case of Messrs. Michael Burkland and Trollope).
•Targeted PRSUs and RSUs for other NEOs In the second quarter of 2022, in recognition of the high level of demand in the market for his industry experience, expertise and track record of delivering stockholder value, the Compensation Committee provided Daniel Burkland with a retention package. This package included a grant of 60,963 PRSUs at target subject to revenue-based performance and service conditions and 20,321 RSUs.
◦Equity Grant Composition:
▪75% PRSUs, ensuring that a significant majority of the award is directly tied to the achievement of ambitious revenue targets, reinforcing the alignment between executive compensation, company performance and stockholder value creation;
▪25% RSUs, providing a time-based retention component.
◦PRSU Structure:
▪Two tranches linked to stretch quarterly revenue targets to be achieved on or before the end of 2023. Both targets were set prior to the macroeconomic downturn in late 2022.
▪First tranche (1/3 of total grant) associated with a challenging but attainable quarterly revenue goal;
▪Second tranche (2/3 of total grant) tied to a more aggressive quarterly revenue target, promoting exceptional growth.
◦PRSU Performance Period:
▪The quarterly revenue targets associated with the PRSUs are time-bound, with a performance period of July 1, 2022 to December 31, 2023.
▪Any unmet performance targets after December 31, 2023 will result in the cancellation of the corresponding PRSU share tranche.
Neither quarterly revenue target had been achieved as of December 31, 2022. As of December 31, 2022, the Company concluded that the first quarterly revenue target for the PRSU award was probable of achievement and the second quarterly revenue target was not probable of achievement.
In the fourth quarter of 2022, in connection with our CEO transition, the Compensation Committee granted retention awards to the following NEOs and other key employees critical to our success in order to increase their equity stake in the Company to approach more sufficient and competitive levels following a detailed review of the executives’ unvested equity awards’ retentive “holding power” versus typical levels considered to be effective within our industry based on data and analysis provided by Compensia: (1) Mr. Zwarenstein (35,306 RSUs), (2) Mr. Daniel Burkland (32,883 RSUs) and (3) Mr. Kozanian (35,133 RSUs). We understand the importance of retaining key executives and ensuring continuity and stability during leadership transitions. To this end, the Compensation Committee, approved these special retention grants for our key executives. Due to the lower likelihood of achievement of the aggressive revenue targets set forth in Daniel Burkland’s second quarter retention package in light of the macroeconomic downturn by late 2022, Daniel Burkland also received this special retention grant, but his prior retention grants were factored into the relatively lower grant size of the later grant.
We believe that these special retention grants align with the best interests of our stockholders for the following reasons:
•Leadership Transition: Leadership transitions can pose significant risks to a company's performance and stockholder value. With these special retention grants, our goal is to retain and engage key executives during this critical period, ensuring continuity and immediate stability within our leadership team. This stability is crucial for the successful execution of our business strategies and protecting stockholder interests.
•Engagement of Key Talent: The competitive nature of our industry demands that we retain the best talent to drive innovation and growth. We believe these special retention grants have helped us retain our key executives, who are instrumental in creating and sustaining stockholder value. Their experience, knowledge, and leadership are important assets that contribute directly to the Company's ability to compete and long-term success.
•Cost-effective Retention: We believe that retaining our key leaders through these special retention grants are a cost-effective, stockholder value aligned approach as it helps preserve continuity in leadership, sustain us towards our company goals, and retains valuable industry and institutional knowledge. In contrast, losing key executives and recruiting new talent often involves significant costs, such as buyouts, hiring expenses, and the time required for new hires to reach peak performance levels.

•Risk Mitigation: These special retention grants help mitigate the risk of losing key executives during the leadership transition, which could disrupt our operations, delay strategic initiatives, and erode stockholder value. By committing to these executives, we reduce the likelihood of such disruptions and protect the interests of our stockholders.
•Integrated Compensation Program: Our Compensation Committee and Board of Directors are committed to continually reviewing and adjusting our executive compensation programs to align with stockholder interests and industry best practices. These special retention grants are not a replacement for our long-term incentive programs, and we will continue to work closely with our stockholders and advisors to continually review and adjust our executive compensation programs to ensure they support the long-term success of Five9, designed to maximize stockholder value creation.
2022 Executive Compensation Policies and Practices
We endeavor to design and implement our executive compensation policies and practices in accordance with sound governance standards. The Compensation Committee meets regularly throughout the year to review our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the markets in which we compete for executive talent. The following policies and practices continued in effect during 2022:
•Independent Compensation Committee The Compensation Committee is comprised solely of independent directors.
•Independent Compensation Committee Advisor The Compensation Committee engaged its own compensation consultant to assist with its 2022 compensation reviews and determinations. This consultant performed no other consulting or other services for us in 2022.
•Annual Executive Compensation Review The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on us.
•Executive Compensation Policies and Practices Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:
◦Compensation At-Risk Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders.
◦Limited Perquisites We provide only limited perquisites and other personal benefits to our executive officers including standard relocation benefits.
◦No Tax Reimbursements We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.
◦No Change-In-Control Tax Reimbursements We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
◦“Double-Trigger” Change in Control Arrangements All change in control payments and benefits for our NEOs are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).
◦Minimum Share Ownership Our executive officers, including our NEOs, and the non-employee members of the Board of Directors, are subject to stock ownership guidelines as described below.
◦Hedging and Pledging Prohibited We prohibit our employees, including our NEOs, and the non-employee members of the Board of Directors from engaging in transactions that are of a speculative nature, including entering into any short sales, put option contracts, transaction in straddles or similar arrangements based on our securities. We also prohibit our employees, including our NEOs, and the non-employee members of the Board of Directors from pledging our securities or holding our securities in a margin account.
2022 Stockholder Advisory Vote on Named Executive Officer Compensation

The Compensation Committee reviewed the results of the 2022 stockholder advisory vote on our NEO compensation (the "Say-on-Pay" proposal) and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (approximately 94%) of the votes cast on the Say-on-Pay proposal at the 2022 annual meeting were voted in favor of the proposal, the Compensation Committee did not implement any substantive changes to our 2022 executive compensation program as a direct result of this stockholder advisory vote.

Compensation Philosophy and Objectives
We believe that the quality, skills and dedication of our NEOs are critical factors affecting our performance and the creation of stockholder value. Accordingly, the key objectives of our executive compensation program are to attract, retain and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement a “pay-for-performance” philosophy by designing our executive compensation program to link a substantial portion of our NEOs’ target total direct compensation to the achievement of financial and strategic performance objectives that directly correlate to key Company objectives and the long-term enhancement of stockholder value. Thus, the Compensation Committee believes that the compensation paid to our NEOs should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable results such as revenue and Adjusted EBITDA, and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of short-term and long-term incentive compensation opportunities to ensure an appropriate focus on operational objectives and the creation of long-term stockholder value.
Design and Approval of Our 2022 Compensation Program
We have structured our executive compensation program to have the flexibility to meet the demands of the dynamic nature of our business and the competitive market for executive talent in our industry and region. Therefore, our pay mix and annual incentive compensation programs for 2022 reflected the Compensation Committee’s ability to react quickly to hire, retain and motivate our executive officers. To accomplish the foregoing objectives, for 2022, the Compensation Committee structured our executive compensation program to include the following principal compensation elements:
•base salaries at levels that we believe allow us to attract and retain key executive officers;
•semi-annual cash incentive compensation opportunities tied to (i) the achievement of pre-established semi-annual performance goals related to important financial objectives set forth in our annual operating plan and (ii) for NEOs (other than Messrs. Michael Burkland and Trollope), the achievement of individual performance goals and, in the case of Mr. Daniel Burkland, bookings;
•long-term incentive compensation using a mix of PRSU and RSU awards, to align the interests of our executive officers with those of our stockholders, including by linking earned PRSU amounts to our stockholder return relative to companies in the S&P Software and Services Select Index, and to promote our performance and retention objectives; and
•limited post-employment compensation arrangements payable on certain involuntary terminations of employment.
Generally, the Compensation Committee seeks to allocate a significant portion of our NEOs’ target total direct compensation opportunity to elements that are performance-based and, therefore, “at risk,” including semi-annual cash incentives and PRSU awards. However, the Compensation Committee does not maintain formal policies for allocating between short-term and long-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of our financial position (including cash needs), the impact on stockholder dilution, hiring and retention concerns, and consideration of the compensation level and mix paid by our compensation peer group.
While compensation levels and weighting of performance goals may differ among our NEOs based on the role, responsibilities and performance of each individual, there are no material differences in the compensation philosophy, policies or practices among our NEOs, other than Daniel Burkland’s target annual cash bonus opportunity being weighted heavily on the achievement of bookings and bookings-related commissions goals (as described in more detail below).

Role of Compensation Committee
The Compensation Committee is the primary architect of our executive compensation program. The Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and designed to incentivize our executive officers to accomplish key corporate objectives. The Compensation Committee also reviews market trends and changes in compensation practices. Based on its review and assessment, the Compensation Committee approves annual changes in our executive compensation program.
For 2022, the Compensation Committee reviewed and approved the compensation for each of our NEOs. The Compensation Committee also administered our equity compensation plans, and evaluated the effectiveness of our overall executive compensation program. The Compensation Committee also reviewed competitive market data on the compensation arrangements for our new Chief Executive Officer, Michael Burkland.
The Compensation Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The current charter, which was most recently updated in February 2023, is available for review at http://investors.five9.com/governance.
Role of Executive Officers
In formulating its compensation decisions, the Compensation Committee meets with our Chief Executive Officer to obtain his feedback and recommendations with respect to the structure of our executive compensation program, as well as his assessment of the performance of each of the other executive officers and his recommendations on the compensation for each other executive officer. In addition, our Chief Executive Officer and our human resources team develop recommendations for performance metrics and target award opportunities under our annual cash and long-term incentive compensation programs based on our annual operating plan, as well as provide information semi-annually regarding individual and Company performance.
The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Our Chief Executive Officer recuses himself from discussions, recommendations and decisions regarding his own compensation and compensation for Daniel Burkland (who is his brother) and is not present when his own or Daniel Burkland's compensation is determined.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, accounting and other advisors. During 2022, the Compensation Committee continued to directly engage Compensia as its advisor for executive officer and non-employee director compensation and broad based equity compensation matters. More specifically, Compensia:
•reviewed and recommended updates to our compensation peer group;
•reviewed and provided competitive market data on executive officer and non-employee director cash and equity compensation for our 2022 compensation determinations;
•reviewed and provided competitive market data on compensation arrangements for newly-hired chief executive officers;
•reviewed and provided recommendations on an equity strategy and the development of equity grant guidelines; and
•reviewed and provided comments on the Compensation Discussion & Analysis section of our Proxy Statement for 2022.
In 2022, the Compensation Committee considered the independence of Compensia in light of the listing standards of NASDAQ on compensation committee independence and the rules of the Securities and Exchange Commission. Based on these standards and rules, the Compensation Committee concluded that the work performed by Compensia did not raise a conflict of interest.

Competitive Positioning
In July 2021, with the assistance of Compensia, the Compensation Committee reviewed and updated our compensation peer group to reflect changes in our market capitalization, recognize our evolving business focus, and account for acquisitions of former peer companies. The compensation peer group described below was utilized when determining the compensation of our executive officers for 2022. The companies in this updated compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•similar revenue size - ~0.5x to ~2.0x our last four quarter revenue of approximately $478 million as of the first quarter of 2021 (approximately $240 million to approximately $960 million);
•similar market capitalization - ~0.3x to ~3.0x our market capitalization of approximately $11.9 billion as of July 12, 2021 (approximately $3.6 billion to approximately $36.0 billion);
•Industry - SaaS companies;
•executive positions similar in breadth, complexity and/or scope of responsibility; and
•competitors for executive talent.
As a result, the Compensation Committee approved the compensation peer group consisting of the following companies:

Alteryx	Dynatrace	Qualys
Anaplan	Elastic	Rapid7
AppFolio	Everbridge	RingCentral
Avalara	HubSpot	Smartsheet
Blackline	LivePerson	The Trade Desk
Cloudflare	New Relic	Zendesk
Coupa Software	Q2 Holdings	Zscaler
Subsequently, in July 2022, with the assistance of Compensia, the Compensation Committee reviewed and updated our compensation peer group to reflect changes in our market capitalization, recognize our evolving business focus, and account for acquisitions of former peer companies. The compensation peer group described below was utilized when determining the compensation of our executive officers for 2023. The companies in this updated compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•similar revenue size - ~0.5x to ~2.0x our last four quarter revenue of approximately $654 million as of the first quarter of 2022 (approximately $330 million to approximately $1.3 billion);
•similar market capitalization - ~0.33x to ~3.0x our market capitalization of approximately $6.6 billion as of July 1, 2022 (approximately $2.2 billion to approximately $20.0 billion);
•Industry - SaaS companies;
•executive positions similar in breadth, complexity and/or scope of responsibility; and
•competitors for executive talent.

As a result, the Compensation Committee approved an updated compensation peer group consisting of the following companies:

Alteryx	Dynatrace	Rapid7
AppFolio	Elastic N.V.	RingCentral
Avalara(1)	HubSpot	Smartsheet
Bill.com	MongoDB	The Trade Desk
Blackline	New Relic	Zscaler
Cloudflare	Q2 Holdings
Coupa Software(1)	Qualys
(1) Both Avalara and Coupa Software have subsequently been acquired, and thus are no longer considered part of the Company's peer group.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) for the peer group companies. We also considered survey data from the Radford Global Compensation Database, including a custom cut of our peer group companies and a broader cut of financially comparable software companies. This market data was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation elements and amounts. While the Compensation Committee does not target any element of our executive compensation program to a particular level versus our compensation peer group, the Compensation Committee generally refers to a range of the 50th to the 75th market percentile when making its executive compensation decisions.
Going forward, the Compensation Committee intends to review and update the compensation peer group at least annually and make adjustments to its composition when appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.
Key Elements of Our 2022 Executive Compensation Program
Base Salary
We pay a base salary to each of our NEOs to provide a base level of fixed income for their services, and the Compensation Committee attempts to establish base salaries for our NEOs that are competitive with those received by individuals in similar positions at the companies in our compensation peer group. At the start of 2022, the Compensation Committee evaluated our performance in 2021 and the performance of our incumbent NEOs, Messrs. Trollope, Zwarenstein, Daniel Burkland and Welch. Consistent with its objective of increasing “at risk” compensation and improving the balance between base salary and incentive compensation, the Compensation Committee determined to maintain the annual base salaries of our incumbent NEOs at their 2021 levels, except for Mr. Zwarenstein, whose base salary increased in 2022. For more information regarding this increase, see the “Executive Summary - 2022 Executive Compensation Actions” section above.
In addition, in connection with the appointment of Michael Burkland as our CEO on November 28, 2022, the Compensation Committee set his annual base salary at $585,000. The Compensation Committee established the base salary level through arm’s-length negotiations at the time we hired Michael Burkland, taking into account his position, qualifications, experience, the base salaries of our other executive officers, and a competitive market analysis prepared by Compensia.
Mr. Trollope's annual base salary for 2022 was paid through November 28, 2022, the effective date of his resignation. Michael Burkland's annual base salary for 2022 was pro-rated from the effective date of his appointment as CEO on November 28, 2022 through the end of 2022.

The annual base salaries of our NEOs for 2022 were as follows:

NEO	2022 Base Salary Rate
Michael Burkland(1)	$585,000
Rowan Trollope(2)	585,000
Barry Zwarenstein	423,000
Daniel Burkland	410,000
Panos Kozanian(3)	379,000
Scott Welch(4)	361,000
__________
(1)     Michael Burkland's appointment as our CEO was effective November 28, 2022. His annual base salary was pro-rated from November 28, 2022 through fiscal year-end.
(2)    Mr. Trollope's base salary was paid through November 28, 2022, the effective date of his resignation as Chief Executive Officer.
(3)    Mr. Kozanian was appointed as an executive officer effective September 29, 2022.
(4)    Mr. Welch ceased to be an executive officer effective September 29, 2022.
Short-Term Cash Incentive Compensation
We use performance-based cash incentives to motivate our executive officers, including our NEOs, to focus on specific goals established by the Board of Directors in our annual operating plan and specific individual performance goals (other than for our Chief Executive Officer), to provide additional cash compensation opportunities beyond base salary in a manner that is consistent with competitive market practices, and to recognize and reward achievement at or above our pre-established levels of performance.
2022 Bonus Program: Target Annual Cash Bonus Opportunities
In 2022, each of our executive officers, including our NEOs, was eligible to earn cash bonuses on a semi-annual basis under our cash incentive program (the “2022 Bonus Program”), with commission based goals for Daniel Burkland measured quarterly. Funding of the 2022 Bonus Program was based upon Company financial performance and each NEO’s individual performance for each semi-annual period in 2022 as summarized below:

Name	Financial Performance Component Weighting (1)	Individual Performance Component Weighting (2)
Michael Burkland	100%	—%
Rowan Trollope	100%	—%
Barry Zwarenstein	80%	20%
Daniel Burkland	18.75%	81.25%
Panos Kozanian	80%	20%
Scott Welch	80%	20%

(1)The financial performance component was based upon our achievement of pre-established revenue and Adjusted EBITDA targets with the revenue performance measure weighted 75% and the Adjusted EBITDA performance measure weighted 25%.
(2)Individual performance was based on the achievement of individual objectives consistent with the key strategic goals established by the Board of Directors, except with respect to our current and former CEOs (whose bonuses were based solely on the Company's financial performance). Daniel Burkland’s individual performance objectives are based on a combination of bookings and bookings-related commissions (75% of target annual cash bonus opportunity) and key individual strategic goals (6.25% of target annual cash bonus opportunity). In addition, if Daniel Burkland exceeded his 2022 quarterly cumulative bookings commissions goals in the aggregate across all of the bookings components in a quarter by 20% or more, he was eligible to earn an additional $50,000 cash bonus for each such quarter, payable on a semi-annual basis.
At the start of 2022, the Compensation Committee reviewed each incumbent NEO’s target annual cash bonus opportunity (which were expressed as a percentage of his annual base salary) and, after taking into account internal pay equity with our other executive officers, pay practices within our compensation peer group, and other competitive market data provided by Compensia, the Compensation Committee decided not to increase the target annual cash bonus opportunities of our incumbent NEOs. However, due to an increase in Mr. Zwarenstein's base salary in 2022, the dollar amount of his target annual cash bonus increased accordingly.

In addition, in connection with the appointment of Michael Burkland as our Chief Executive Officer in November 2022, the Compensation Committee set his annual target bonus opportunity at 100% of his annual base salary. This target annual cash bonus opportunity was set as part of the negotiations with Michael Burkland and after taking into account the same factors identified above for the incumbent NEOs.
The following table shows each NEO’s target annual cash bonus opportunity (expressed as a percentage of base salary and as a dollar amount) for 2022:

	Annual Target Bonus for 2022
NEO	% of Base Salary	Dollar Amount
Michael Burkland(1)	100%	$52,890
Rowan Trollope(2)	113%	601,466
Barry Zwarenstein	75%	317,250
Daniel Burkland	100%	410,000
Panos Kozanian	60%	227,400
Scott Welch	60%	216,600

(1) Michael Burkland was appointed as our CEO on November 28, 2022. Accordingly, his target annual cash bonus opportunity for 2022 was prorated for the period from November 28, 2022 through December 31, 2022, and the prorated amount is shown in the table. His target annual cash bonus opportunity for a full year was approximately $585,000.
(2) Mr. Trollope resigned on November 28, 2022. Accordingly, Mr. Trollope was not eligible for a bonus for the second half of 2022. His target cash bonus for the first half of 2022 was $330,625.
2022 Bonus Program: Company Financial Performance Component
In February 2022, the Compensation Committee approved revenue and Adjusted EBITDA as the Company performance measures for the year and established target performance levels for each semi-annual period based on our annual operating plan approved by the Board of Directors. The Compensation Committee chose revenue and Adjusted EBITDA as the performance measures for the 2022 Bonus Program because they are key performance indicators used by us in managing our business, and are linked to our growth and profitability and the creation of long-term stockholder value. For purposes of the 2022 Bonus Program, “Adjusted EBITDA” was calculated using net income (loss) before (1) depreciation and amortization, (2) stock-based compensation, (3) interest income, expense and other, (4) provision for income taxes, and (5) other items that do not directly affect what we consider to be our core operating performance.
Achievement below 93-1/3% of the revenue target, or 80% below the Adjusted EBITDA target, would result in no cash payout with respect to such performance measure. Achievement up to 116-2/3% of the revenue target would result in increasing payouts up to a maximum payout of 150% of the portion of the financial performance component allocated to the revenue measure. Achievement up to 150% of the Adjusted EBITDA target would result in increasing payouts up to a maximum payout of 150% of the portion of the financial performance component allocated to the Adjusted EBITDA measure. In the event that our actual Adjusted EBITDA was below 80% of the Adjusted EBITDA target, the maximum cash payout for achieving the revenue target would have been 100% of the revenue target bonus.
The following table summarizes the target performance levels for revenue and Adjusted EBITDA for each semi-annual period of 2022 and our actual results with respect to each semi-annual target. No amount was earned for the revenue goal in the semi-annual period ending December 31, 2022 as the results were below the minimum threshold level.

	Semi-Annual Period Ending June 30, 2022		Semi-Annual Period Ending December 31, 2022
	Revenue	Adjusted EBITDA	Revenue	Adjusted EBITDA
Target (in millions)	$370.0	$42.5	$438.3	$81.6
Actual (in millions)	$372.2	$57.6	$406.7	$82.9
Payout (% of Target)(1)	110.2%		25.4%

(1) Prior to determination of the final payout percentage, the results of any unbudgeted acquisitions during the period were excluded from the calculation.
2022 Bonus Program: Individual Performance Component
Payout of the individual performance component of the 2022 Bonus Program was based on achievement of challenging, but achievable, individual strategic objectives for each NEO (other than our current and former CEOs, whose target annual cash bonus opportunities were based solely on our company financial performance) that aligned with our key strategic goals established by the Board of Directors.
Each applicable NEO’s individual strategic objectives generally included results to be achieved in the NEO’s functional area or business unit, such as achievement of corporate development initiatives and technological milestones, successful releases of new products or updates, hiring and retention of key employees, and increased efficiency and gross margins. In each half of 2022, the Compensation Committee determined that our NEOs with individual performance objectives achieved between 72% and 100% of their individual strategic objectives. The Compensation Committee's determination with respect to our other NEOs was based on recommendations from our then-current CEO.
75% of Daniel Burkland’s bonus under the 2022 Bonus Program was based on achievement against the quarterly bookings and bookings-related quotas for our larger and smaller clients and 6.25% was based on the achievement of key individual strategic goals. In the two semi-annual payment periods of 2022, the Compensation Committee determined that Daniel Burkland achieved bookings commissions of $228,850 and $126,412, respectively. As Daniel Burkland exceeded his quarterly cumulative bookings commissions goals in the first quarter of 2022 in the aggregate across all of the bookings components by more than 20%, he earned an additional $50,000 cash bonus in the first quarter of 2022, which additional amount was included in the commissions totals in the immediately preceding sentence and in the bonus payment shown in the table below.
2022 Bonus Program: 2022 Payment Summary
The following table summarizes the total payments made to each of our NEOs for 2022 as a result of the achievement of the Company financial and, where applicable, individual performance objectives as described above.

NEO	First Half 2022(2)	Second Half 2022	Total 2022 Payout	% of Target
Michael Burkland(1)	$—	$13,732	$13,732	26%
Rowan Trollope(1)	414,407	—	414,407	125%
Barry Zwarenstein	216,318	63,574	279,892	88%
Daniel Burkland	331,465	145,351	476,816	116%
Panos Kozanian	172,994	51,040	224,034	99%
Scott Welch	164,553	69,665	234,218	108%

(1) The achievement percentage for Messrs. Michael Burkland and Trollope are based on their prorated 2022 target annual cash bonus opportunities of $52,890 and $330,625, as described above.
(2) Special Earn-Out Bonus. In the first quarter of 2022, the Compensation Committee approved the payment of a special incentive bonus of $50,000 payable to each of the NEOs (other than Michael Burkland) due to fully achieving the earn-out contingent consideration related to the acquisition of Inference Solutions, Inc., which amount is included in this column.
Long-Term Incentive Compensation

We provide equity compensation opportunities to our executive officers, including our NEOs, to align their financial interests with those of our stockholders and to provide compensation that is consistent with the practices of our compensation peer group so that we can attract and retain qualified talent.
In 2022, we revised our approach by granting service-based RSUs combined with market-based and revenue-based PRSUs for annual retention and promotion purposes, as we believed these awards provided a better incentive for our NEOs to enhance stockholder value. Our RSU awards, except for certain retention-based awards, generally vest over four year vesting schedules, depending on the recipient’s continued service through each vesting date. Our PRSU awards generally vest over two to three year vesting schedules, depending on the type of award and contingent upon the recipient's continued service through each vesting date.
2022 Equity Awards
In the first quarter of 2022, the Compensation Committee made ordinary-course annual equity awards to our incumbent NEOs, the amounts and terms of which were determined after taking into account internal pay equity with our other executive officers, pay practices and equity award types used within our compensation peer group, and an analysis of the competitive market data provided by Compensia, which included a proposal to revise our practice of granting annual equity awards in the form of service-based stock options and RSU awards to RSU and PRSU awards. The Compensation Committee's determination was based on the recommendation of our then-current CEO, Rowan Trollope, except Mr. Trollope did not make any recommendation regarding his equity award. The regular annual equity awards, based on Compensia's recommendation, allocated approximately 50% of the value to RSU awards and 50% of the value to PRSU awards for Mr. Trollope, and approximately 75% of the value to RSU awards and 25% of the value to PRSU awards for all other incumbent NEOs. Such PRSUs are subject to market-based performance and service conditions.
In the second quarter of 2022, the Compensation Committee provided Daniel Burkland with a retention package, which included a grant of RSUs and PRSUs, subject to revenue-based performance and service conditions. The number of shares was 20,321 shares for the RSUs and was 60,963 shares for the PRSUs. The Company concluded that the first revenue target for the PRSU award was probable of achievement and the second revenue target was not probable of achievement as of December 31, 2022. Neither revenue target had been achieved as of December 31, 2022. For more information regarding these awards, see the “Executive Summary - 2022 Executive Compensation Actions” section above.
In October 2022, in establishing Michael Burkland’s initial compensation arrangements, the Compensation Committee took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for a newly-appointed CEO at other comparable companies based on a review of compensation survey data provided by Compensia, balancing both competitive and internal equity considerations. The Compensation Committee also took into consideration that, during his nearly 10-year tenure as Five9’s CEO starting in 2008, Michael Burkland established the vision and strategy for Five9 to become one of the leading providers of cloud contact center software for the enterprise market, built an organization known for its exceptional culture and operational excellence, led the Company through its IPO in 2014 and scaled Five9 into one of the fastest growing public companies in the CCaaS space. The Compensation Committee also recognized his knowledge of our business, his relationships with so many of our key stakeholders, and his overall unique qualifications to lead us into the future as our CEO. Based upon this assessment, the Compensation Committee granted to Michael Burkland an RSU award to acquire 224,899 shares of common stock, and a PRSU award to acquire 224,899 shares of common stock at the target level. In other words, the Compensation Committee allocated approximately 50% of the value to RSU awards and 50% of the value to PRSU awards for Michael Burkland. Such PRSUs are subject to market-based performance and service conditions. Michael Burkland was not eligible to (and did not) receive any further equity awards during the Company’s annual "refresh" grant cycle for other executive officers in first quarter of 2023. For more information regarding these awards, see the “Executive Summary - 2022 Executive Compensation Actions” section above.
In the fourth quarter of 2022, the Compensation Committee granted retention-based RSUs to Messrs. Zwarenstein, Daniel Burkland and Kozanian. The number of shares of these retention-based RSU awards was 35,306 shares, 32,883 shares, and 35,133 shares, for Messrs. Zwarenstein, Daniel Burkland and Kozanian, respectively. For more information regarding these awards, see the “Executive Summary - 2022 Executive Compensation Actions” section above.
The terms and conditions of the PRSU awards granted in 2022 are described below.
PRSUs with Market and Service Conditions. As described above, in 2022, the Company granted PRSUs subject to market-based performance and service conditions (“market-based PRSUs”) as part of its annual grant of equity incentive awards to its NEOs and in connection with the appointment of Michael Burkland as the Company’s new Chief

Executive Officer. The amount that may be earned pursuant to the market-based PRSUs ranges from 0% to 200% of the target number based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three one-year performance periods. One-third of the total PRSUs may be earned and settled in shares following the end of each one-year performance period based on RTSR performance and subject to continued employment through the payment date, but the amount initially paid for the first two one-year performance periods is limited to 100% of the target amount for such years, and any PRSUs resulting from above-target performance in those first two years will be paid following the end of final one-year performance period, subject to the executive’s continued employment through the payment date. If the Company’s absolute total shareholder return for any performance period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned. If an NEO's employment with the Company terminates before the end of the final one-year performance period due to death or disability, 100% (if due to death) or 50% (if due to disability) of the unvested PRSUs may be earned subject to ultimate RTSR performance in each remaining performance period. Upon a qualifying termination of employment in connection with a change in control of the Company, the unvested PRSUs will vest on a double-trigger basis (i) at the target level for the market-based PRSUs granted to Messrs. Trollope, Zwarenstein, Daniel Burkland and Welch and (ii) for the market-based PRSUs granted to Michael Burkland, (a) at the target level for the uncompleted portions of the performance periods and (b) at the actual level of performance measured through the date of the change in control of the Company, based on the price per share paid in such change in control. The fair value of the PRSUs are determined on their grant date using a Monte Carlo Simulation model based upon assumptions presented below. The Company recognizes the fair value of the PRSUs ratably over their requisite service period.
PRSUs with Revenue and Service Conditions. In 2022, the Company granted PRSUs subject to revenue-based performance and service conditions (“revenue-based PRSUs”) to Daniel Burkland. The amount of revenue-based PRSUs that may be earned will be determined based on achievement of two quarterly revenue goals on or before December 31, 2023. One third of the revenue-based PRSUs may be earned based on achievement of the first revenue target and, if achieved, will vest in four quarterly installments, with the first installment occurring on the date such achievement is certified, subject to the executive's continuous service through the applicable vesting dates. Two thirds of the revenue-based PRSUs may be earned based on achievement of the second revenue target and, if achieved, will vest in eight quarterly installments, with the first installment occurring on the date such achievement is certified, subject to the executive's continuous service through the applicable vesting dates. The revenue-based PRSUs are otherwise on the Company's standard award terms from its market-based PRSUs.
The following table shows the target award values and the number of shares of stock options, RSU awards and/or PRSU awards to each of our NEOs during 2022. For Messrs. Michael Burkland and Trollope, 50% of the target award value for awards granted during their respective service as our CEO was allocated to RSUs and 50% of the target award value was allocated to PRSUs.

NEO	Aggregate Target Award Values (1) ($)	RSUs (excluding PRSUs) Granted (#)	PRSUs Granted (#)	Stock Options Granted (#)
Michael Burkland(2)	$28,200,000	227,031	224,899	—
Rowan Trollope	10,000,000	40,260	40,260	—
Barry Zwarenstein(3)	5,540,000	56,442	7,045	—
Daniel Burkland(4)	13,900,000	77,360	69,015	—
Panos Kozanian(5)	6,030,000	72,241	—	10,218
Scott Welch(6)	2,000,000	12,078	4,026	—
_________________

(1) Target award values differ from grant date fair values under the applicable accounting rules (ASC Topic 718) which are reported in the Summary Compensation Table due to (i) the multi-day stock price average that is used to convert target award values into units under our standard Equity Award Grant Policy and (ii) the higher accounting grant date fair value assigned to PRSUs with a relative TSR performance condition under the Monte Carlo Simulation model - for example, Michael Burkland's target number of 224,899 PRSUs has a grant date fair value that is more than 1.4 times the grant date fair value for his 224,899 RSUs granted on the same date. In accordance with terms of his Employment Letter, Michael Burkland was not eligible for (and did not receive) the 2023 annual refresh grant of RSUs and PRSUs to NEOs during the first quarter of 2023.

(2) Consists of RSU and PRSU awards with a total grant date fair value of approximately $37.8 million granted in connection with Michael Burkland’s appointment as our Chief Executive Officer effective November 28, 2022, as well as 2,132 RSUs with a total grant date fair value of approximately $0.2 million that he received under his independent contractor agreement for his services as Chairman prior to such appointment.

(3) For Mr. Zwarenstein, the amounts reported in this row include both (i) annual RSU awards granted in February 2022 and (ii) retention-based RSU awards granted in November 2022. The number of shares and aggregate grant date fair values are (i) 21,136 shares and $2.3 million for the RSUs, 7,045 shares and $1.0 million for the PRSUs, and (ii) 35,306 shares and $2.1 million for the RSUs, respectively.

(4) For Daniel Burkland, the amounts reported in this row include (a) annual RSU and PRSU awards granted in February 2022, (b) retention-based RSU and PRSU awards granted in June 2022, and (c) additional retention-based RSU awards granted in November 2022. The number of shares and aggregate grant date fair value was (a) 24,156 shares and $2.7 million for the RSUs, and 8,052 shares and $1.1 million for the PRSUs, (b) 20,321 shares and $2.1 million for the RSUs and 60,963 shares and $6.3 million for the PRSUs, and (c) 32,883 shares and $2.0 million for the RSUs, respectively.

(5) For Mr. Kozanian, the amounts reported in this row include (x) annual RSU and stock option awards granted in February 2022, (y) promotion-based RSU awards granted in August 2022, and (z) retention-based RSU awards granted in November 2022. The number of shares and aggregate grant date fair value was (x) 15,097 shares and $1.7 million for the RSUs and 10,218 shares and $0.5 million for the stock options, (y) 22,011 shares and $2.6 million for the RSUs and (z) 35,133 shares and $2.1 million for the RSUs, respectively. Because Mr. Kozanian was not an executive officer at the time PRSU awards were granted in February 2022, Mr. Kozanian did not receive a PRSU award during 2022.

(6) For Mr. Welch, the amounts reported in this row include annual RSU and PRSU awards, and the number of shares and aggregate grant date fair value was 12,078 shares and $1.3 million for the RSUs and 4,026 shares and $0.6 million for the PRSUs, respectively.

On February 13, 2023, our Compensation Committee certified the performance results for the 2022 measurement period for the PRSUs subject to the 2022-2024 performance period. Under the PRSU agreement, the TSR payout percentage ranges from 0% to 200%, with a 50% payout at the 25th TSR percentile (threshold), 100% payout at the 55th TSR percentile (target), 200% payout at the 90th percentile or greater (maximum) and no payout below the threshold performance level. The Compensation Committee determined that the Company's actual total shareholder return was -52.64% for 2022, and that the Company's relative total shareholder return ranking was in the 30.2 percentile relative to companies in the S&P Software & Services Select Index, which resulted in a payout percentage of 58.7%. The following table shows the number of PRSUs earned by each of our NEOs (other than Messrs. Michael Burkland and Kozanian) based on such performance for the 2022 measurement period:

	Target Number of PRSUs for the 2022 Measurement Period
			Number of PRSUs Earned (2)
NEO(1)		Percentage Earned
Rowan Trollope(3)	13,420	58.7%	7,877
Barry Zwarenstein	2,348	58.7%	1,378
Daniel Burkland	2,684	58.7%	1,575
Scott Welch	1,342	58.7%	787
______________________
(1) The performance periods for Michael Burkland’s PRSU award are from 2023 through 2025, so no performance has been certified with respect to his PRSUs. Because Mr. Kozanian was not an executive officer at the time PRSU awards were granted in February 2022, Mr. Kozanian did not receive a PRSU award for the 2022-2024 performance period.

(2) The PRSUs described in this column vested and were earned upon the Compensation Committee’s certification of the performance on February 13, 2023.

(3) Based on Mr. Trollope’s service for 11 months of 2022, his agreement to continue to serve as our CEO and provide assistance during the CEO transition, and his execution of a release of claims in favor of the Company, the Compensation Committee approved the vesting of the first tranche of Mr. Trollope’s PRSU award at the actual performance level.
Health, Welfare, and Other Benefits
We currently do not provide special employee benefits for our NEOs. We do maintain a Section 401(k) retirement savings plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement, subject to applicable annual limits of the Internal Revenue Code of 1986, as amended (the “Code”). We provide matching contributions in cash under the Section 401(k) plan, not to exceed $500 per participant per quarter. Consistent with market practices and our retention goals, we also provide standard health and welfare benefits to our NEOs generally on the same terms and conditions as our other employees. However, under his employment offer letter, Michael Burkland receives Company-paid healthcare benefits (for himself, his spouse, and eligible dependents) during and following his service as our CEO or as a director, generally on the same basis as was previously provided under his Chairman agreement, as described above.
Each of our NEOs is employed on an at-will basis.

Perquisites and Other Personal Benefits
Currently, the only perquisites or other personal benefits we provide to our NEOs are standard relocation benefits if applicable. In the future, we may provide other perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Key Employee Severance Plan
Each of our NEOs (other than Mr. Trollope, due to his resignation effective November 28, 2022) participates in our 2019 Key Employee Severance Plan (the “Severance Plan”), which provides severance payments and benefits, including “double trigger” payments and benefits in the event of a qualifying termination of employment in connection with a change of control of the Company, as more fully described under “Potential Payments Upon Termination or Change of Control” below. The Compensation Committee believes the Severance Plan maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change of control of the Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change of control in which they believe they may lose their jobs. We believe providing the Severance Plan helps us compete for and retain executive talent. We believe that the payments and benefits under the Severance Plan are generally comparable with severance packages offered to the comparable executives of the companies in our compensation peer group.
Additional Policies and Considerations in our Executive Compensation Program
Equity Award Grant Policy
The Compensation Committee has adopted an equity award grant policy that establishes a predictable and deliberative process for consideration and approval of equity awards. Under the policy, new hire, promotion or retention equity awards have a grant date that is after the later of the date on which the recipient's employment begins, promotion is effective or retention event occurs and the date on which all necessary corporate actions for the approval of the applicable equity award are complete. Regular annual equity awards have a grant date that is on or after the date of approval of the equity award by the Compensation Committee. The equity award grant policy also includes rules on how we calculate the number of shares of our common stock subject to equity awards granted based on a target grant date dollar value.
The exercise price of all newly issued stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.
Director and Executive Officer Stock Ownership Guidelines
We maintain stock ownership guidelines (“Stock Ownership Guidelines”) for our non-employee directors and executive officers. The Compensation Committee adopted the Stock Ownership Guidelines because it believes that stock ownership promotes alignment with our stockholder interests. The Stock Ownership Guidelines are based on the lesser of a multiple of base salary (or cash retainer, in the case of non-employee directors) and a fixed number of shares of our common stock, as set forth below, provided that if the closing price of our common stock on any compliance measurement date is less than $10 per share, only the share-based guidelines apply:

Position	Guidelines
Directors	Lesser of 300% of annual retainer or 9,000 shares
CEO	Lesser of 300% of annual base salary or 160,000 shares
Other Executive Officers	Lesser of 100% of annual base salary or 30,000 shares
Shares owned plus vested, in the money, stock options are counted towards satisfying the ownership requirement. Our non-employee directors and executive officers are expected to meet their respective ownership requirements by the later of five years after the Stock Ownership Guidelines were adopted or within five years after being appointed, hired or promoted into a role covered by the Stock Ownership Guidelines. Compliance with the Stock Ownership Guidelines is measured at the end of each year using our 90-trading day average stock price. As of December 31, 2022, all of our non-employee directors and NEOs had satisfied their applicable ownership requirement, except for Ms. Barsamian and Mr. Kozanian, both of whom have until five years from the dates of their respective appointments to our Board of Directors or as an executive officer to satisfy such requirements.
Derivatives Trading and Hedging Policy
Our Insider Trading Policy includes a policy regarding the trading of derivatives and the hedging of our equity securities by our employees, including our NEOs, and the non-employee members of the Board of Directors. This policy provides that all employees and the non-employee members of the Board of Directors are prohibited from engaging in transactions that are of a speculative nature at any time. Furthermore, all employees, including officers, and the non-employee members of the Board of Directors are prohibited from engaging in hedging transactions involving our securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds. In addition, all employees, including officers, and the non-employee members of the Board of Directors are prohibited from short-selling our common stock or engaging in transactions involving our derivative securities (including put option contracts, transacting in straddles, and the like).
Pledging Policy
Our Insider Trading Policy includes a policy that prohibits all employees, including officers, and the non-employee members of the Board of Directors from holding our securities in a margin account or pledging our securities as collateral for a loan.
Clawback Policy
We have not yet implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a clawback policy covering our incentive-based compensation arrangements once the SEC approves the NASDAQ listing standards as required under the final rules adopted by the SEC implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax and Accounting Considerations
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company.
While the Compensation Committee considers deductibility of compensation as one of many factors when determining the form, size and terms of executive compensation elements, the Compensation Committee retains the discretion, in its judgment, to authorize compensation payments that may not be fully deductible under Section 162(m) or Section 280G of the Code when it believes that such payments are in the best interests of us and our stockholders.
Accounting for Stock-Based Compensation
The Compensation Committee considers the accounting impact of equity awards when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. However, accounting cost is just one factor considered when designing such compensation plans and arrangements for our NEOs and other employees.

Compensation-Related Risks
In July 2022, the Compensation Committee, with the assistance of Compensia, reviewed our compensation policies and practices applicable to all employees and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation Committee believes that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company and that no changes to the compensation policies and practices are needed at this time, and that the design and mix of our compensation programs appropriately encourages our executive officers and other employees to focus on the creation of long-term stockholder value. In its review, the Compensation Committee noted the following features:
•the compensation programs includes a reasonable mix of cash, short-term incentive and equity compensation, with the vesting of equity compensation tied to multi-year time periods;
•the performance goals for the 2022 Bonus Program are generally based on a mix of corporate goals and individual performance, with payouts capped if the corporate goals are achieved above a certain threshold; and
•we have formal policies in place for equity administration, insider trading, hedging and pledging, and stock ownership guidelines, and we annually review succession plans for key executives.
2022 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2022, 2021 and 2020, as applicable, earned by or paid to our current Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer, and our three other executive officers serving during 2022. We refer to these executive officers as our NEOs.

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (1)(2)(3)(4)	Option Awards (1)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total Compensation
		($)	($)	($)	($)	($)	($)	($)
Michael Burkland	2022	$55,398	$—	$38,025,826	$—	$13,732	$130,829	$38,225,785
Chief Executive Officer

Rowan Trollope	2022	$557,734	$—	$10,162,740	$—	$414,407	$2,889	$11,137,770
Former Chief Executive Officer	2021	585,000	—	7,043,425	2,415,958	780,776	530	10,825,689
	2020	585,000	—	3,810,840	1,252,166	768,376	1,509	6,417,891

Barry Zwarenstein	2022	423,000	—	5,444,918	—	279,892	530	6,148,340
Chief Financial Officer	2021	400,000	—	3,438,888	939,502	340,382	530	5,119,302
	2020	400,000	—	1,758,816	577,930	337,981	2,530	3,077,257

Daniel Burkland	2022	410,000	—	14,188,668	—	476,816	4,293	15,079,777
President and Chief Revenue Officer	2021	410,000	—	3,481,033	939,502	608,270	320	5,439,125
	2020	410,000	—	1,758,816	577,930	639,003	1,371	3,387,120

Panos Kozanian	2022	379,000	—	6,363,209	513,965	224,034	2,347	7,482,555
Executive Vice President, Product Engineering

Scott Welch	2022	361,000	—	1,888,194	—	234,218	235,157	2,718,569
Executive Vice President, Telco Services & EMEA Operations	2021	361,000	—	2,142,073	536,870	236,441	18,967	3,295,351
	2020	361,000	—	1,465,680	481,592	235,791	2,530	2,546,593

(1)The aggregate grant date fair value of equity awards reported in this column has been calculated in accordance with FASB ASC Topic 718, and such fair values differ from the target award values for the NEOs due to the Company using a multi-day average closing price to determine unit amounts and due to the additional value assigned to PRSUs with a relative TSR performance condition under the Monte Carlo Simulation model, which target number for Michael Burkland, have a grant date fair value over 1.4 times such value for the same number of RSUs granted on the same date. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form

10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 24, 2023 for a discussion of assumptions made in determining the grant date fair value of equity awards. These amounts do not correspond to the actual value, if any, that our NEOs will recognize from these awards. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards. In addition, Mr. Trollope's resignation as our Chief Executive Officer, effective November 28, 2022, resulted in an accounting modification when the vesting of only the portion of his then-outstanding options and RSUs scheduled to vest in December 2022 was accelerated in exchange for his continued service as our CEO through the CEO transition and his execution of a release of claims in favor of the Company. The incremental stock-based compensation expense associated with such modification was $138,000, which is reported in the "Stock Awards" column above.
(2)For Michael Burkland, the amounts reported in this column for 2022 include a grant of RSU awards of 2,132 shares and aggregate grant date fair value of $0.2 million received under his independent contractor agreement for his services as Chairman prior to November 28, 2022, as well as RSUs and PRSUs granted in connection with his appointment as our CEO, effective as of November 28, 2022, with a total grant date fair value of approximately $37.8 million. For Mr. Zwarenstein, the amounts reported in this column for 2022 include both (i) annual RSU awards granted in February 2022 and (ii) retention-based RSU awards granted in November 2022, and the number of shares and aggregate grant date fair values are (i) 21,136 shares and $2.3 million for the RSUs, 7,045 shares and $1.0 million for the PRSUs and (ii) 35,306 shares and $2.1 million for the RSUs, respectively. For Daniel Burkland, the amounts reported in this column for 2022 include (a) annual RSU and PRSU awards granted in February 2022, (b) retention-based RSU and PRSU awards granted in June 2022 and (c) additional retention-based RSU awards granted in November 2022, and the number of shares and aggregate grant date fair value was (a) 24,156 shares and $2.7 million for the RSUs, and 8,052 shares and $1.1 million for the PRSUs, (b) 20,321 shares and $2.1 million for the RSUs and 60,963 shares and $6.3 million for the PRSUs, and (c) 32,883 shares and $2.0 million for the RSUs, respectively. For Mr. Kozanian, the amounts reported in this column for 2022 include (x) annual RSU and stock option awards granted in February 2022, (y) promotion-based RSU awards granted in August 2022, and (z) additional retention-based RSU awards granted in November 2022, and the number of shares and aggregate grant date fair value was (x) 15,097 shares and $1.7 million for the RSUs and 10,218 shares and $0.5 million for the stock options, (y) 22,011 shares and $2.6 million for the RSUs, and (z) 35,133 shares and $2.1 million for the RSUs, respectively. For Mr. Welch, the amounts reported in this column for 2022 include annual RSU and PRSU awards, and the number of shares and aggregate grant date fair value was $12,078 shares and $1.3 million for the RSUs and 4,026 shares and $0.6 million for the PRSUs, respectively.
(3)For Messrs. Zwarenstein, Daniel Burkland and Welch, the amounts reported in this column for 2021 include retention-based RSU awards granted in August 2021 that were conditioned upon the close of our then-proposed Merger and that were subsequently cancelled on September 30, 2021 upon the termination of the Merger Agreement. The number of shares and aggregate grant date fair value of the cancelled RSU awards was 3,670 shares and $699,869, 3,891 shares and $742,014, and 3,025 shares and $576,867 for Messrs. Zwarenstein, Daniel Burkland and Welch, respectively.
(4)The amounts reported in this column includes grant date fair value of PRSU awards based upon the probable outcome of such conditions at the time of their grant. The values of the PRSU awards assuming the highest level of performance conditions, along with the related fair value amount based on achievement at the target level included in this column, were as follows: (1) Michael Burkland (target - $22,330,303, maximum - $44,660,606), Mr. Trollope (target - $5,596,140, maximum - $11,192,280), Mr. Zwarenstein (target - $979,356, maximum - $1,958,711), Daniel Burkland (target - $7,433,166, maximum - $8,552,394), and Mr. Welch (target - $559,614, maximum - $1,119,228).
(5)The amounts reported in this column represent amounts earned under our 2022, 2021 and 2020 Bonus Programs based on the achievement of Company and individual performance goals. As discussed in the section above entitled “Compensation Discussion and Analysis - Key Elements of Our 2022 Executive Compensation Program,” the total payments for Messrs. Michael Burkland, Trollope, Zwarenstein, Daniel Burkland, Kozanian and Welch, as of the end of 2022 were 26%, 69%, 88%, 116%, 99% and 108% of each NEO’s annual target annual bonus opportunities (for Messrs. Michael Burkland and Trollope based on their pro-rated 2022 target bonus opportunities), respectively. Michael Burkland's bonus amount earned was from his appointment as CEO, effective November 28, 2022, and Mr. Trollope's bonus amount earned was through his resignation date, effective November 28, 2022. The amounts reported for 2022 also includes a special incentive bonus of $50,000 payable to each of the NEOs (other than Michael Burkland) due to fully achieving the earn-out contingent consideration related to the acquisition of Inference Solutions, Inc.

(6)The amounts reported for 2022, 2021 and 2020 represent disability insurance paid by us for the NEOs (other than Michael Burkland) and Company matching contributions under the Section 401(k) plan. The 2022, 2021 and 2020 amounts for our former CEO also includes contribution to health savings accounts paid by us of $0, $0 and $1,200, respectively. For Michael Burkland, the amounts reported for 2022 include cash compensation of $95,584 and continued healthcare benefits of $35,245 pursuant to his Chairman independent contractor agreement, in consideration of his service as our Chairman, prior to his appointment as our CEO effective as of November 28, 2022. For Mr. Welch, the amounts reported for 2022 also includes a tax equalization payment in the amount of $206,582 and a cost of living allowance in the amount of $24,578, and the amount reported for 2021 also include a cost of living allowance in the amount of $18,437 that was inadvertently omitted in last year's proxy statement.

2022 Grants of Plan-Based Awards Table
The following table presents information regarding grants of non-equity incentive and equity incentive awards to our NEOs during 2022.

Name	Grant Date	Grant Approval Date	Grant Type	Estimated Possible Payouts Under Equity Incentive Plan Awards Threshold (1) #	Estimated Possible Payouts Under Equity Incentive Plan Awards Target (1) #	Estimated Possible Payouts Under Equity Incentive Plan Awards Maximum (1) #	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target (2) $	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum (2) $	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (3) $
Michael Burkland(4)							$585,000	$877,500
	5/19/2022	5/18/2022	RSU						2,132			$199,982
	12/12/2022	10/9/2022	RSU						224,899			15,495,541
	12/12/2022	10/9/2022	PRSU	112,450	224,899	449,798			224,899			22,330,303
Rowan Trollope(5)							$661,250	$991,875
	2/28/2022	2/15/2022	RSU						40,260			4,428,600
	2/28/2022	2/15/2022	PRSU	20,130	40,260	80,520			40,260			5,596,140
		10/9/2022										138,000
Barry Zwarenstein(6)							317,250	444,150
	2/28/2022	2/15/2022	RSU						21,136			2,324,960
	2/28/2022	2/15/2022	PRSU	3,523	7,045	14,090			7,045			979,355
	11/23/2022	11/9/2022	RSU						35,306			2,140,603
Daniel Burkland(7))							410,000	—
	2/28/2022	2/15/2022	RSU						24,156			2,657,160
	2/28/2022	2/15/2022	PRSU	4,026	8,052	16,104			8,052			1,119,228
	6/2/2022	5/19/2022	RSU						20,321			2,104,646
	6/2/2022	5/19/2022	PRSU		60,963				60,963			6,313,938
	11/23/2022	11/9/2022	RSU						32,883			1,993,696
Panos Kozanian(8)							227,400	318,360
	2/28/2022	2/15/2022	RSU						15,097			1,660,670
	2/28/2022	2/15/2022	Option							10,218	110.00	513,965
	8/8/2022	7/25/2022	RSU						22,011			2,572,425
	11/23/2022	11/9/2022	RSU						35,133			2,130,114

Scott Welch(9)							216,600	303,240
	2/28/2022	2/15/2022	RSU						12,078	1,328,580
	2/28/2022	2/15/2022	PRSU	604	4,026	8,052			4,026	559,614

(1)These columns set forth the number of PRSUs that may vest based on achievement of the threshold, target and maximum measures under our 2022 PRSU awards. The market-based PRSU awards are subject to threshold, target and maximum opportunity percentages (as a percentage of the target number of PRSUs) of 50%, 100% and 200%, respectively. The revenue-based PRSU award granted to Daniel Burkland is not subject to threshold or maximum performance measures, but rather is only subject to revenue-based targets, which, if achieved, will result in vesting at the target level.
(2)These columns set forth the target and maximum annual cash bonus opportunities payable under our 2022 Bonus Program for each NEO other than Daniel Burkland, for whom only the target amount is shown since he had no fixed maximum annual bonus amount. We do not establish threshold annual cash bonus amounts for each individual NEO. Refer to "Compensation Discussion and Analysis - Key Elements of Our 2022 Executive Compensation Program” above for more information.
(3)The amounts reported reflect the grant date fair value of equity awards granted in 2022 in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of equity awards, see Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the grant date fair value of equity awards. These amounts do not correspond to the actual value, if any, that the NEOs will recognize from these awards. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards.
(4)Consists of RSU and PRSU awards with a total grant date fair value of approximately $37.8 million granted in connection with Michael Burkland’s appointment as our Chief Executive Officer effective November 28, 2022, as well as 2,132 RSUs with a total grant date fair value of approximately $0.2 million that he received under his independent contractor agreement for his services as Chairman prior to such appointment.
(5)Mr. Trollope's resignation as Chief Executive Officer, effective November 28, 2022, resulted in an accounting modification when the vesting of only the portion of his then-outstanding options and RSUs scheduled to vest in December 2022 was accelerated in exchange for his continued service as our CEO and assistance through the CEO transition and his execution of a release of claims in favor of the Company. The incremental stock-based compensation expense associated with such modification on October 9, 2022 was $138,000, which is reported in the table above.
(6)For Mr. Zwarenstein, the amounts reported in this table include both (i) annual RSU awards granted in February 2022 and (ii) retention-based RSU awards granted in November 2022. The number of shares and aggregate grant date fair values are (i) 21,136 shares and $2.3 million for the RSUs and 7,045 shares and $1.0 million for the PRSUs and (ii) 35,306 shares and $2.1 million for the RSUs, respectively.
(7)For Daniel Burkland, the amounts reported in this table include (a) annual RSU and PRSU awards granted in February 2022, (b) retention-based RSU and PRSU awards granted in June 2022, and (c) additional retention-based RSU awards granted in November 2022. The number of shares and aggregate grant date fair value was (a) 24,156 shares and $2.7 million for the RSUs, and 8,052 shares and $1.1 million for the PRSUs, (b) 20,321 shares and $2.1 million for the RSUs and 60,963 shares and $6.3 million for the PRSUs, and (c) 32,883 shares and $2.0 million for the RSUs, respectively.
(8)For Mr. Kozanian, the amounts reported in this table for 2022 include (x) annual RSU and stock option awards granted in February 2022, (y) promotion-based RSU awards granted in August 2022, and (z) retention-based RSU awards granted in November 2022. The number of shares and aggregate grant date fair value was (x) 15,097 shares and $1.7 million for the RSUs and 10,218 shares and $0.5 million for the stock options, (y) 22,011 shares and $2.6 million for the RSUs, and (z) 35,133 shares and $2.1 million for the RSUs, respectively.
(9)For Mr. Welch, the amounts reported in this table include annual RSU and PRSU awards, and the number of shares and aggregate grant date fair value was 12,078 shares and $1.3 million for the RSUs and 4,026 shares and $0.6 million for the PRSUs, respectively.

Summary of Employment Offer Letter with CEO
Michael Burkland’s Employment Offer Letter
Michael Burkland commenced employment with us as our Chief Executive Officer on November 28, 2022. Michael Burkland’s employment offer letter dated October 10, 2022 provides for an annual base salary of $585,000 plus an annual bonus with a target amount of 100% of base salary. His bonus was pro-rated for 2022.
Michael Burkland was entitled to and received an RSU award with a target dollar value of $14.0 million, with a vesting commencement date of December 3, 2022. The RSU award will vest in equal quarterly installments over three years, subject to his continued employment on each vesting date. Michael Burkland was also entitled to and received a PRSU award with a target dollar value of $14.0 million, with a vesting commencement date of December 3, 2022. The amount of PRSUs that may be earned pursuant to the PRSU award ranges from 0% to 200% of the target number of PRSUs based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three one-year performance periods consisting of the Company’s 2023, 2024 and 2025 fiscal years. One-third of the total PRSUs may be earned and settled in shares following the end of each one-year performance period based on RTSR performance and subject to continued employment through the payment date, but the amount initially paid in 2024 and 2025 (for the 2023 and 2024 performance periods) is limited to 100% of the target amount for the year, and any PRSUs resulting from above-target performance in those years will be paid following the end of 2025, subject to Michael Burkland’s continued employment through the payment date. If the Company’s actual total shareholder return for any performance period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned. If Michael Burkland's employment with the Company terminates before the payment date in 2026 due to death or disability, 100% (if due to death) or 50% (if due to disability) of the unvested PRSUs (related to any uncompleted period and above target performance in a completed period) may be earned subject to ultimate RTSR performance in each remaining performance period. Upon a Change in Control Termination (as such term is defined under the Company’s Key Employee Severance Benefit Plan (“KESP”)), the unvested PRSUs will vest on a double-trigger basis (i) at the target level for the uncompleted portions of the performance periods and (ii) at the actual level of performance measured through the date of the Change in Control based on the per share price paid to common stockholders in such Change in Control. The RSUs and PRSUs will each otherwise be governed by the Company’s 2014 Equity Incentive Plan and standard form of RSU and PRSU award agreement. Michael Burkland was not eligible for (and did not receive) the 2023 annual refresh grant of RSUs and PRSUs to NEOs during the first quarter of 2023, but would be eligible for future equity awards, from time to time, in the sole discretion of the Compensation Committee.
The offer letter designates Michael Burkland as a Tier 1 Participant of our KESP. Michael Burkland is eligible to participate in company-sponsored vacation policies and employee benefit programs generally available to other executives. His employment with our company is at-will.
Michael Burkland is also eligible to receive continued Company-provided healthcare benefits (for himself, his spouse, and eligible dependents) during and following his service as our CEO or as a director, generally on the same basis as was previously provided under his Chairman agreement, as described above.
Outstanding Equity Awards at December 31, 2022 Fiscal Year-End Table
The following table provides information concerning unexercised stock options or unvested RSU awards and PRSU awards held by our NEOs as of December 31, 2022. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. Please see the section below entitled “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply in the event of certain specified terminations of employment.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested (1) ($)
Michael Burkland	11/22/2013	161,011	$—	$9.48	11/22/2023
	3/9/2016	54,375	—	8.13	3/9/2026
	2/23/2017	181,020	—	16.25	2/23/2027

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)
	5/18/2022						2,132	(4)	144,678
	12/12/2022						224,899	(5)	15,261,646
	12/12/2022						224,899	(6)	15,261,646
Rowan Trollope	2/22/2019	995	—		53.00
	2/24/2020	26,855	—		72.29
	2/25/2021	13,462	—		181.20
	2/28/2022						13,420	(7)	$910,681
Barry Zwarenstein	2/26/2018	77,876	—		29.89	2/26/2028
	2/22/2019	24,424	1,062	(2)	53.00	2/22/2029
	2/24/2020	12,395	5,104	(2)	72.29	2/24/2030
	2/25/2021	5,235	6,187	(2)	181.20	2/25/2031
	2/22/2019						2,201	(3)	149,360
	2/24/2020						7,604	(3)	516,007
	2/25/2021						8,503	(3)	577,014
	2/28/2022						17,173	(3)	1,165,360
	2/28/2022						7,045	(7)	478,074
	11/23/2022						35,306	(10)	2,395,865
Daniel Burkland	1/25/2013	36,728	—		4.84	1/25/2023
	11/22/2013	25,631	—		9.48	11/22/2023
	3/9/2016	882	—		8.13	3/9/2026
	11/14/2016	59,469	—		14.39	11/14/2026
	2/23/2017	55,537	—		16.25	2/23/2027
	12/18/2017	81,295	—		24.60	12/18/2027
	2/22/2019	24,424	1,062	(2)	53.00	2/22/2029
	2/24/2020	12,395	5,104	(2)	72.29	2/24/2030
	2/25/2021	5,235	6,187	(2)	181.20	2/25/2031
	2/22/2019						2,201	(3)	149,360
	2/24/2020						7,604	(3)	516,007
	2/25/2021						8,503	(3)	577,014
	2/28/2022						19,627	(3)	1,331,888
	2/28/2022						8,052	(7)	546,409
	6/2/2022						15,241	(8)	1,034,254
	6/2/2022						60,963	(9)	4,136,949
	11/23/2022						32,883	(10)	2,231,440
Panos Kozanian	2/16/2021	4,620	5,462	(11)	182.74	2/16/2031
	2/28/2022	2,128	8,090	(2)	110.00	2/28/2032
	2/16/2021						7,372	(11)	500,264
	10/22/2021						3,462	(8)	234,931
	2/28/2022						12,267	(3)	832,439
	8/8/2022						20,636	(3)	1,400,359
	11/23/2022						35,133	(10)	2,384,125
Scott Welch	2/26/2018	7,402	—		29.89	2/26/2028

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)
	2/22/2019	5,664	708	(2)	53.00	2/22/2029
	2/24/2020	4,860	4,254	(2)	72.29	2/24/2030
	2/25/2021	2,991	3,536	(2)	181.20	2/25/2031
	2/22/2019						1,467	(3)	99,551
	2/24/2020						6,336	(3)	429,961
	2/25/2021						4,859	(3)	329,732
	2/28/2022						9,814	(3)	665,978
	2/28/2022						4,026	(7)	273,204

(1)	The amounts listed in this column represent the product of the closing market price of our common stock as of December 30, 2022, the last trading day of 2022, of $67.86 per share and the number of shares of stock or units subject to the award.
(2)	Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/48th of the options vesting on each monthly anniversary following the applicable vesting commencement date, until all options are vested.
(3)	Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/16th of the total number of RSUs vesting every three months after the vesting commencement date, until all RSUs are vested.
(4)
Award vests in full on the earliest to occur of (i) the first anniversary of the grant date, (ii) immediately prior to the next succeeding annual stockholders meeting after the date of grant, and (iii) a change in control of the Company, subject to continued service through such earliest date. The RSUs subject to this vesting schedule are the 2,132 RSUs that Michael Burkland received under his independent contractor agreement for his services as Chairman prior to his appointment as our CEO, effective as of November 28, 2022.

(5)	Award is subject to a three-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/12th of the total number of RSUs vesting every three months after the vesting commencement date, until all RSUs are vested.
(6)	The amount of PRSUs that may be earned pursuant to the PRSU Award ranges from 0% to 200% of the target number of PRSUs based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three one-year performance periods consisting of the Company’s 2023, 2024 and 2025 fiscal years. One-third of the total PRSUs may be earned and settled in shares following the end of each one-year performance period based on RTSR performance and subject to continued employment through the payment date, but the amount initially paid in 2024 and 2025 (for the 2023 and 2024 performance periods) is limited to 100% of the target amount for the year, and any PRSUs resulting from above-target performance in those years will be paid following the end of 2025, subject to Michael Burkland’s continued employment through the payment date. If the Company’s actual total shareholder return for any performance period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned.
(7)	The amount that may be earned pursuant to the PRSUs ranges from 0% to 200% of the target number based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three one-year performance periods consisting of the Company’s 2022, 2023 and 2024 fiscal years. One-third of the total PRSUs may be earned and settled in shares following the end of each one-year performance period based on RTSR performance and subject to continued employment through the payment date, but the amount initially paid in 2023 and 2024 (for the 2022 and 2023 performance periods) is limited to 100% of the target amount for the year, and any PRSUs resulting from above-target performance in those years will be paid following the end of 2024, subject to the executive’s continued employment through the payment date. If the Company’s absolute total shareholder return for any performance period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned.
(8)	Award is subject to a two-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/8th of the total number of RSUs vesting every three months after the vesting commencement date, until all RSUs are vested.
(9)
The amount of PRSUs that may be earned will be determined based on achievement of two quarterly revenue goals. One third of the PRSUs may be earned based on achievement of the first revenue target and, if achieved, will vest in four quarterly installments, with the first installment occurring on the date such achievement is certified, subject to the executive's continuous service through the applicable vesting dates. Two thirds of the PRSUs may be earned based on achievement of the second revenue target and, if achieved, will vest in eight quarterly installments, with the first installment occurring on the date such achievement is certified, subject to the executive's continuous service through the applicable vesting dates.

(10)	Award is subject to an 18 month vesting schedule and the NEO's continuous service on each vesting date, with l/3rd of the total number of RSUs vesting on the six-month anniversary of the vesting commencement date and 1/6th of the total number of RSUs vesting every three months after thereafter until all RSUs are vested.
(11)	Award is subject to a four-year vesting schedule and the NEO’s continued service with the Company on each vesting date, with 25% of the total number of RSUs vesting on the first anniversary of the vesting commencement date, and 1/16th of the total number of RSUs vesting every three months thereafter until all RSUs are vested.

2022 Option Exercises and Stock Vested Table
The following table presents information concerning option exercises and RSU awards that vested for our NEOs during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Michael Burkland(3)	—	$—	1,234	$114,663
Rowan Trollope	44,799	695,949	46,947	4,192,544
Barry Zwarenstein	54,278	4,589,363	24,737	2,257,892
Daniel Burkland	—	—	28,271	2,495,093
Panos Kozanian	—	—	13,399	1,204,500
Scott Welch	—	—	16,930	1,548,502

(1)Amount represents the excess of the fair market value of the shares of our Common Stock at the time of the exercise over the exercise price of the stock options multiplied by the number of shares exercised.
(2)Amount is determined based on the closing market price of our Common Stock on the vesting date of such shares multiplied by the number of shares vested.
(3)Represents Michael Burkland's RSUs vested in 2022 that he received under his independent contractor agreement for his services as Chairman prior to his appointment to Chief Executive Officer.
Potential Payments upon Termination or Change in Control
Our Board of Directors has approved the Severance Plan to provide consistency in severance payments and benefit rights for our senior executives, including our NEOs, upon certain qualifying terminations of employment, whether or not in connection with a change in control of our company.
Under the Severance Plan, if an NEO’s employment with us is terminated by us without “cause” (as defined in the 2014 Plan) (other than due to death or disability), and such termination is not in connection with a “change in control” (as defined in the Severance Plan) of the Company, then the NEO is eligible to receive:
•a lump sum cash payment equal to 12 months (in the case of Michael Burkland), or a lump sum cash payment equal to 9 months (in the case of Mr. Zwarenstein), or 6 months (in the case of Messrs. Daniel Burkland, Kozanian and Welch) of his then-current annual base salary, and
•either payment of the premiums for his continued post-termination health insurance coverage, or continued coverage under our health insurance plans for up to 12 months (in the case of Michael Burkland), or up to 9 months (in the case of Mr. Zwarenstein), or 6 months (in the case of Messrs. Daniel Burkland, Kozanian and Welch).
If Michael Burkland terminates his employment with us pursuant to a “constructive termination” (as defined in the Severance Plan), and such termination is not in connection with a “change in control” (as defined in the Severance Plan) of the Company, then he is eligible to receive the same payments and benefits as described above in the event of a termination without “cause.”
If an NEO’s employment with us is terminated by us without cause (other than due to death or disability) or by the NEO pursuant to a “constructive termination” (as defined in the Severance Plan), and in each case, such qualifying termination occurs within three months prior to, on or within 12 months after a change in control of the Company, then the NEO is eligible to receive:
•a lump sum cash payment equal to 18 months (in the case of Michael Burkland), or a lump sum cash payment equal to 15 months (in the case of Mr. Zwarenstein), or 12 months (in the case of Messrs. Daniel Burkland, Kozanian and Welch) of his then-current base salary and his target annual bonus opportunity,

•either payment of the premiums for his continued post-termination health insurance coverage for up to 18 months (in the case of Michael Burkland), or up to 15 months (in the case of Mr. Zwarenstein), or 12 months (in the case of Messrs. Daniel Burkland, Kozanian and Welch), and
•full accelerated vesting of his then-outstanding and unvested equity awards.
If the payments or benefits payable to under the Severance Plan would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to him. Each NEO must execute and deliver an effective release of claims and continue to comply with any applicable restrictive covenants in order to receive the payments and benefits provided for under the Severance Plan.
In addition to the benefits under the Severance Plan, pursuant to the Employment Letter, Michal Burkland is also eligible to receive continued company-provided healthcare benefits (for himself, his spouse, and eligible dependents)
during and following his service as our CEO or as a director, generally on the same basis as was previously provided under his Chairman agreement, as described above.
Mr. Trollope's rights and benefits under the Severance Plan terminated at the time of his resignation from his position as our Chief Executive Officer, effective November 28, 2022. In order to reflect Mr. Trollope’s ongoing contributions as Chief Executive Officer through the termination date, to ensure a smooth transition of the role of the Chief Executive Officer to his successor, Michael Burkland, to recognize his service for 11 months during 2022, and in exchange for Mr. Trollope's execution of a release of claims in favor of the Company, the Compensation Committee accelerated the vesting of (i) the portions of Mr. Trollope’s outstanding stock option and RSU awards scheduled to vest in December 2022 and (ii) subject to the achievement of the necessary predetermined performance goals, the portion of his outstanding PRSU award for the 2022 performance period based on the Company’s RTSR performance in 2022. The value of such acceleration resulted in realization of $815,646 from the vesting and exercise of the accelerated stock options and RSUs, and of approximately $534,533 for the outstanding PRSUs, based on the closing market price of $67.86 per share of our common stock on December 30, 2022, the last trading day of 2022.
The table below sets forth the estimated payments and benefits that would be provided to each of our NEOs (other than Mr. Trollope) upon a qualifying termination of employment under the Severance Plan and, for Michael Burkland, under the Employment Letter, as of December 31, 2022.

Name	Type of Benefit	Involuntary Termination Without Cause Not In Connection With a Change in Control (1)	Involuntary Termination Without Cause or Termination Due to a Constructive Termination, each in connection with a Change in Control
Michael Burkland	Cash severance - base salary	$585,000	$877,500
	Cash severance - bonus	—	877,500
	Value of accelerated vesting of equity awards (2)	—	30,667,970
	Company-paid health care premiums	38,808	58,212
	Total	$623,808	$32,481,182

Barry Zwarenstein	Cash severance - base salary	$317,250	$528,750
	Cash severance - bonus	—	396,563
	Value of accelerated vesting of equity awards (2)	—	6,119,954
	Company-paid health care premiums	20,376	33,960
	Total	$337,626	$7,079,227

Daniel Burkland	Cash severance - base salary	$205,000	$410,000
	Cash severance - bonus	—	410,000
	Value of accelerated vesting of equity awards (2)	—	11,361,596
	Company-paid health care premiums	19,404	38,808
	Total	$224,404	$12,220,404

Panos Kozanian	Cash severance - base salary	$189,500	$379,000
	Cash severance - bonus	—	227,400
	Value of accelerated vesting of equity awards (2)	—	6,271,757
	Company-paid health care premiums	13,356	26,712
	Total	$202,856	$6,904,869

Scott Welch	Cash severance - base salary	$180,500	$361,000
	Cash severance - bonus	—	216,600
	Value of accelerated vesting of equity awards (2)	—	2,375,100
	Company-paid health care premiums	19,404	38,808
	Total	$199,904	$2,991,508

(1)Michael Burkland is also entitled to the same payments and benefits in the event of a constructive termination of employment.
(2)Amount represents the aggregate intrinsic value of the equity awards to vest upon either an involuntary termination of employment without cause or a termination of employment due to a constructive termination, each in connection with a change in control of the Company, which was calculated based on the closing market price of $67.86 per share of our Common Stock at December 30, 2022, the last trading day of 2022. In addition, if a successor entity refused to assume or replace a NEO’s outstanding equity awards at the time of the change in control of the Company, all such outstanding awards would become fully vested as of immediately prior to the closing of the change in control under the terms of our 2014 Plan, in these same amounts, regardless of whether such NEO experiences a termination of employment.
CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K, we are providing below disclosure relating to the ratio of the median of the annual total compensation of all of our employees (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer, Mr. Michael Burkland (our “CEO”).

In 2022, we had two Chief Executive Officers. During 2022, Mr. Rowan Trollope served as our Chief Executive Officer until November 28, 2022. On October 10, 2022, we announced that our Board of Directors had appointed its Chairman and our former Chief Executive Officer, Mr. Burkland, as our CEO, effective November 28, 2022.

As permitted by SEC rules, we chose to use the annual total compensation of Mr. Burkland, who was serving as our CEO on December 31, 2022, to calculate our pay ratio. We determined that Mr. Burkland’s annual total compensation for the fiscal year ended December 31, 2022 was $38,995,844, which, as required by SEC rules, includes his annualized base salary and target annual cash bonus opportunity for 2022. Because we are required to annualize his compensation for purposes of this disclosure, Mr. Burkland’s annual total compensation is greater than the total compensation as reported for him in our 2022 Summary Compensation Table. As described above in our Compensation Discussion and Analysis under “Executive Summary – 2022 Executive Compensation Actions – Appointment of New Chief Executive Officer,” in addition to the cash compensation he earned during 2022 for his service as our CEO, Mr. Burkland’s annual total compensation for 2022 reflects certain equity awards granted to him, including a performance-based RSU award, intended to provide him with a meaningful equity stake in the Company and align his interests with those of our stockholders.

In addition, since there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we have elected to use the same median employee that was identified for 2021 to calculate our 2022 CEO pay ratio, as allowed by Item 402(u) of Regulation S-K.

The methodology we used to identify our median employee for 2021 was as follows:

•We selected December 31, 2021, the last day of our 2021 fiscal year, as the determination date for purposes of identifying our median employee.
•We selected our median employee based on 2,154 full-time and part-time employees who were employed as of the determination date.
•We selected our median employee using a compensation measure that consisted of cash compensation payable and paid during 2021 (base salary rate, hourly wages and quarterly and annual incentive compensation) and the grant date fair value of equity awards granted in 2021.
•We did not rely on the data privacy or de minimis exceptions allowed by SEC rules to exclude any non-U.S. employees from our employee population, nor did we use any cost-of-living adjustment.
•We converted amounts paid to non-U.S. employees in foreign currencies to U.S. dollars using foreign currency exchange rates in effect as of December 31, 2021.
•All employees except for our CEO were ranked from lowest to highest with the median employee determined from this list.

We calculated the annual total compensation of our median employee in the same manner that we calculated the total compensation of our CEO for purposes of the 2022 Summary Compensation Table. This annual total compensation amount for our median employee was then compared to the annual total compensation of our CEO (calculated as described in the third paragraph of this section) to determine the pay ratio.

For 2022:

•The median of the annual total compensation of all our employees was $152,522;
•The annual total compensation of our CEO, Mr. Burkland, was $38,995,844; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 256 to 1.[1]

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

[1] We note that the annual total compensation as reported in the “Total” column of our 2022 Summary Compensation Table for Mr. Trollope, who served as our Chief Executive Officer until November 28, 2022, was $11,137,770. If Mr. Trollope had remained our Chief Executive Officer for the full year and we annualized his base salary, his annual total compensation would have been $11,111,048, which would have resulted in a pay ratio of approximately 73 to 1.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation "actually paid" (as defined by SEC rules and as further described below) to our named executive officers and certain company financial performance measures.
The following table provides information showing the relationship during 2022, 2021 and 2020 between (1) executive compensation “actually paid” to (a) each person serving as our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO named executive officers (also referred to below as our other NEOs), on an average basis, and (2) the Company’s financial performance. The Company selected performance measures included in the charts below are Revenue and Adjusted EBITDA, as described in more detail in the "Compensation Discussion and Analysis - Key Elements of Our 2022 Executive Compensation Program" section above.

PAY VERSUS PERFORMANCE
Year (a)	Summary Compensation Table Total for Michael Burkland (b)	Compensation Actually Paid to Michael Burkland (c)(1)(8)	Summary Compensation Table Total for Rowan Trollope (b)	Compensation Actually Paid to Rowan Trollope (c)(2)(8)	Average Summary Compensation Table Total for Other NEOs (d)	Average Compensation Actually Paid to Other NEOs (e)(3)(8)	Value of Initial Fixed $100 Investment Based On:		(in thousands)
							Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)(4)	Net Loss (h)(5)	Revenue (i)(6)	Adjusted EBITDA (j)(7)
2022	$38,225,785	$35,344,854	$11,137,770	$(7,178,662)	$7,857,310	$1,669,124	$103	$115	$(94,650)	$778,846	$140,436
2021	—	—	10,825,689	4,461,892	4,617,926	1,270,926	209	186	(53,000)	609,591	110,503
2020	—	—	6,417,891	37,440,834	3,003,657	15,448,098	266	147	(42,130)	434,908	85,681

(1)Michael Burkland served as our CEO beginning on November 28, 2022.
(2)Mr. Rowan Trollope served as our CEO for the entirety of 2020 and 2021, and through November 28, 2022 for 2022.
(3)The NEOs included in this calculation for each year are:
a.2022 - Barry Zwarenstein, Daniel Burkland, Scott Welch and Panos Kozanian.
b.2021 - Barry Zwarenstein, Daniel Burkland and Scott Welch.
c.2020 - Barry Zwarenstein, Daniel Burkland and Scott Welch.
(4)For each of 2022, 2021 and 2020, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2019. The yearly percentage change in cumulative total shareholder return was measured as the quotient of (a) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this pay versus performance disclosure, our peer group is the NASDAQ Computer and Data Processing Index (the "Peer Group"). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(5)Net loss attributable to Five9, Inc. as reported in the consolidated financial statements included in our Form 10-K for the year ended December 31, 2022.
(6)Revenue as reported in the consolidated financial statements included in our Form 10-K for the year ended December 31, 2022.
(7)Adjusted EBITDA as reported in the consolidated financial statements included in our Form 10-K for the year ended December 31, 2022. Adjusted EBITDA is calculated as net loss before (1) depreciation and amortization, (2) stock-based compensation, (3) interest expense, (4) interest (income) and other, (5) exit costs related to the closure and relocation of our Russian operations, (6) acquisition-related transaction and one-time integration costs, (7) contingent consideration expense, (8) refund for prior year overpayment of USF fees, (9) provision for (benefit from) income taxes, and (10) other items that do not directly affect what we consider to be our core operating performance.
(8)The additional table below sets forth each of the amounts required by SEC rule to be deducted from and added to the amount of total compensation as reflected in the Summary Compensation Table, to calculate Compensation Actually Paid.

	2022				2021			2020
	Michael Burkland	Rowan Trollope	Other NEOs Average		Rowan Trollope	Other NEOs Average		Rowan Trollope	Other NEOs Average
Total Compensation for covered fiscal year (FY) from Summary Compensation Table (SCT)	$38,225,785	$11,137,770	$7,857,310		$10,825,689	$4,617,926		$6,417,891	$3,003,657
DEDUCT: grant date fair value (GDFV) of equity awards granted during FY	$(38,025,826)	$(10,162,740)	$(7,099,739)		$(9,459,383)	$(3,825,956)		$(5,063,006)	$(2,206,921)
ADD: Fair value (FV) as of FY-end of equity awards granted during the year that are outstanding and unvested as of FY-end	$35,199,685	$534,533	$3,034,839		$5,797,555	$1,932,539		$10,995,441	$4,792,937
ADD: change as of end of FY in FV of awards granted in any prior year that are outstanding and unvested as of FY-end	$—	$—	$(1,487,434)		$(3,117,851)	$(1,527,385)		$14,892,137	$6,022,969
ADD: vesting date FV for any equity awards granted during the year that vested at the end of or during FY	$—	$647,040	$443,019		$1,623,743	$541,145		$1,788,797	$779,593
ADD: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	$(54,790)	$(2,825,529)	$(1,078,871)		$(1,207,861)	$(467,343)		$8,409,574	$3,055,863
DEDUCT: FV at the end of the prior FY for awards granted in any prior year that failed to meet applicable vesting conditions during FY	$—	$(6,647,736)	$—		$—	$—		$—	$—
ADD: excess FV for equity award modifications during FY	$—	$138,000	$—		$—	$—		$—	$—
Compensation Actually Paid (as defined by SEC rule)	$35,344,854	$(7,178,662)	$1,669,124	$—	$4,461,892	$1,270,926	$—	$37,440,834	$15,448,098

Financial Performance Measures

The key objectives of our executive compensation program are to attract, retain and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement a “pay-for-performance” philosophy by designing our executive compensation program to link a substantial portion of our NEOs’ target total direct compensation to the achievement of financial and strategic performance objectives that directly correlate to key Company objectives and the long-term enhancement of stockholder value. Thus, the Compensation Committee believes that the compensation paid to our NEOs should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable results such as revenue and Adjusted EBITDA, and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of short-term and long-term incentive compensation opportunities to ensure an appropriate focus on operational objectives and the creation of long-term stockholder value.

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v), we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Total Shareholder Return (TSR):

The graphs below shows the relationship between compensation "actually paid" ("CAP") to each of our CEOs and the average of the CAP to our other NEOs and the total shareholder return of Five9, Inc. and our Peer Group over the three fiscal years ending December 31, 2022, based on the hypothetical investment of $100 on December 31, 2019.

Compensation Actually Paid ($000) vs. Five9 TSR
$39,000
$36,000
$33,000
$30,000
$27,000
$24,000
$21,000
$18,000
$15,000
$12,000
$9,000
$6,000
$3,000
$—
$(3,000)
$(6,000)
$(9,000)
$300
$250
$200
$150
$100
$50
$266
$37,441
$35,345
$209
$15,448
$4,462
$1,271
$103
$1,669
$(7,179)
2020
2021
2022
CAP - M. Burkland
CAP - R. Trollope
CAP - Other NEOs
TSR - Five9 Stock Price

Comparison: Five9 TSR vs. Five9 Peer Group TSR

$300
$250
$200
$150
$100
$50
$266
$209
$103
$147
$186
$115
2020
2021
2022
TSR - Five9 Stock Price
TSR - Peer Group Stock Price

Net Loss:

The graph below shows the relationship between CAP to each of our CEOs and the average of the CAP to our other NEOs and net loss attributable to Five9, Inc. over the three fiscal years ending December 31, 2022 as reported in the Company’s consolidated financial statements.

Compensation Actually Paid vs. Five9 Net Loss
($000)
$30,000
$—
$(30,000)
$(60,000)
$(90,000)
$37,441
$15,448
$1,271
$4,462
$35,345
$1,669
$(7,179)
$(42,130)
$(53,000)
$(94,650)
2020
2021
2022
CAP - M. Burkland
CAP - R. Trollope
CAP - Other NEOs
Five9 Net Loss

Revenue and Adjusted EBITDA:

Revenue and Adjusted EBITDA are key performance indicators used by us in managing our business, are linked to our growth and profitability and the creation of long-term stockholder value. The graphs below show the relationship between CAP to each of our CEOs and the average of the CAP to our other NEOs and our revenue and Adjusted EBITDA over the three fiscal years ending December 31, 2022.

Compensation Actually Paid vs. Five9 Revenue
($000)
$39,000
$36,000
$33,000
$30,000
$27,000
$24,000
$21,000
$18,000
$15,000
$12,000
$9,000
$6,000
$3,000
$—
$(3,000)
$(6,000)
$800,000
$700,000
$600,000
$500,000
$400,000
$37,441
$778,846
$35,345
$609,591
$15,448
$4,462
$1,271
$1,669
$434,908
$(7,179)
2020
2021
2022
CAP - M. Burkland
CAP - R. Trollope
CAP - Other NEOs
Five9 - Revenue

Compensation Actually Paid vs. Five9 Adjusted EBITDA ($000)
$39,000
$36,000
$33,000
$30,000
$27,000
$24,000
$21,000
$18,000
$15,000
$12,000
$9,000
$6,000
$3,000
$—
$(3,000)
$(6,000)
$150,000
$80,000
$37,441
$140,436
$35,345
$110,503
$15,448
$4,462
$1,271
$1,669
$85,681
$(7,179)
2020
2021
2022
CAP - M. Burkland
CAP - R. Trollope
CAP - Other NEOs
TSR - Five9 Adjusted EBITDA

Tabular List:

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we use to link CAP to our NEOs for fiscal year 2022 to our performance:

•Revenue
•Adjusted EBITDA
•Relative total shareholder return
For more information regarding how each of these performance measures are used in our executive compensation programs, see the “Compensation Discussion and Analysis” section above.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information with respect to our common stock that may be issued under the equity compensation plans as of December 31, 2022:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants and Vesting of Restricted Stock Units		Weighted-average Exercise Price of Outstanding Options and Warrants		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	5,178,691	(1)	$47.75	(2)	17,800,668	(3)
Equity compensation plans not approved by stockholders	20,123	(4)	14.33		—
Total	5,198,814				17,800,668

(1)Includes 1,460,904 shares underlying outstanding stock options and 3,717,787 shares underlying outstanding RSUs.
(2)The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.
(3)Includes 14,230,314 shares of Common Stock reserved for issuance under the 2014 Plan and 3,570,354 shares of Common Stock reserved for issuance under the ESPP. The 2014 Plan provides for an annual automatic increase to the shares reserved for issuance in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year or a lesser number as determined by our Board of Directors continuing through 2024. Pursuant to the automatic annual increase, 3,552,358 additional shares were reserved under the 2014 Plan on January 1, 2023. The ESPP also provides for an automatic increase to the shares reserved for issuance, continuing through January 1, 2024, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; (ii) 1,000,000 shares of common stock (subject to adjustment to reflect any split or combination of our common stock); or (iii) such lesser number as determined by our Board of Directors. Pursuant to the automatic annual increase, 710,471 additional shares were reserved under the ESPP on January 1, 2023.
(4)Represents assumed unvested stock options in connection with the acquisition of Inference Solutions Inc.

TRANSACTIONS WITH RELATED PERSONS
Other than the compensation arrangements with our non-employee directors and executive officers, there have been no transactions since January 1, 2022 (and there are no currently proposed transactions) in which:
• we have been or are to be a participant;
• the amount involved exceeds $120,000; and
• any of our directors, executive officers or holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
Pursuant to our Audit Committee Charter and our Related Party Transactions Policy, our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock or any of their immediate family members, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has more than a 5% beneficial ownership interest, in each case since the beginning of the most recently completed fiscal year. Our Related Party Transactions Policy provides that all potential “related party transactions” must be submitted to our Chief Financial Officer or our Chief Legal Officer/General Counsel for initial review and, if reasonably likely to constitute a related party transaction, such transaction shall be submitted to our Audit Committee for review and approval or disapproval. The decision of the Audit Committee with respect to a related party transaction is then reported to the Board of Directors.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
A number of brokers with account holders who are Five9, Inc. stockholders will be “householding” our proxy materials. A single Notice, set of proxy materials and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583, Attention: Secretary, or call 925-201-2000 ext. 5959. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.
AVAILABILITY OF ANNUAL REPORT on FORM 10-K

Our Annual Report on Form 10-K is available online at www.five9.com in the Investor Relations section. We will provide to any stockholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC. Such requests should be addressed to Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583, Attention: Secretary.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael Burkland
Chairman of the Board and Chief Executive Officer

San Ramon, California
April 5, 2023

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - Go to **www.virtualshareholdermeeting.com/FIVN2023**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05288-P88810

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIVE9, INC.

The Board of Directors recommends you vote FOR all the listed nominees:

Nominees:

01) Michael Burkland
02) Robert Zollars

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V05289-P88810

FIVE9, INC.
Annual Meeting of Stockholders
May 16, 2023 8:30 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Burkland and Barry Zwarenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIVE9, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, PDT on May 16, 2023, virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side